EXHIBIT 10.10.1

CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT ONE TO

AMENDED AND RESTATED SYMANTEC SERVICE PROVIDER AGREEMENT

This Amendment One to the Amended and Restated Symantec Service Provider Agreement (the “Amendment One”), dated August 25, 2003 (the “Amendment One Effective Date”), is entered into between Brightmail Incorporation (“BMI”) and Symantec Corporation and Symantec Limited (collectively and individually “Symantec”). This Amendment One amends the Amended and Restated Symantec Service Provider Agreement (the “Amended Agreement”), with an Amended date of March 28, 2003, between the Parties (the Amended Agreement as further amended by Amendment One, the “Agreement”). All capitalized terms not defined herein shall have their respective meanings as set forth in the Agreement.

WHEREAS, the parties deem it desirable to, among other things, further expand the scope of the license to allow BMI to sublicense the Licensed Product to all Enterprises, and to modify certain contractual requirements to simplify the process under which BMI may sublicense the Licensed Product to Enterprises;

NOW THEREFORE, in accordance with Section 11 (a) of the Agreement, the parties agree to amend the Amended Agreement as follows:

1.	The following defined terms shall be deleted in their entirety and the following substituted in lieu thereof:

“Affiliate(s)” shall mean any wholly owned, meaning one hundred percent (100%) stock ownership, subsidiary of an Authorized Sublicensee. Brightmail covenants that it will enforce on Symantec’s behalf, the terms of this Agreement as to all Affiliates under Existing Business agreements that Brightmail has in place on the Effective Date of this Agreement that do not meet this definition. All renewals or extensions of Existing Business agreements and all New Business must comply with this definition. For purposes of Enterprise, an Affiliate shall mean (a) any subsidiaries in which such Enterprise owns greater than fifty percent (50%) of such entity, and (b) joint ventures in which any Enterprise or an Enterprise subsidiary or affiliate holds an interest greater than fifty percent (50%) of such entity provided in all cases that the Enterprise shall have agreed under the terms of the Enterprise Agreement to guarantee the performance of the obligations of its Affiliates and enforce compliance with such obligations on Symantec’s behalf.

“Authorized Users” means and is calculated as follows: (A) for all New Business and Internal Users, each and every (i) unique consumer, (ii) home office at a residential address, (iii) each Internal User of an Authorized Sublicensee, per the license grant set forth in Section III (2)(vi), and (iv) each internal mailbox of an Enterprise, wherein in each of the foregoing, the Authorized User is either counted as an unique mailbox being scanned and protected using the Licensed Product, or as an email address, or per Authorized User or an account that is subscribing to, the Licensed Product, which is active at any time during the Term, and which is clearly indicated in the reporting to Symantec, and (B) for all Existing Business, each and every unique e-mail box being scanned and protected using the Licensed Product, or as an email address, or individually each person who is an authorized user, or an account that is subscribing to, the Licensed Product, which is active at any time during the Term or as determined by an alternative definition which was approved in writing by Symantec prior to the Effective Date and specifically detailed on Exhibit B, and (C) for Enterprise, each and every unique e-mail box being scanned and protected using the Licensed Product or individually each person who is an authorized user of the Enterprise.

CONFIDENTIAL TREATMENT REQUESTED

“Enterprise” means individually and collectively those legal entities which are commercial businesses, other than ISPs, ASP and wireless operators, that would use the Licensed Product for its own internal use only, in conjunction with that entity’s internal business needs, other than Sun Microsystems. The term “Enterprises” shall include their Affiliates.

“Existing Business” means (i) all Authorized Sublicensees that provide the Licensed Product to Authorized Users or (ii) all Enterprises, which were counted and defined as “Mailboxes” or “End User” under an agreement pursuant to the Prior Agreement and existing prior to the Effective Date, to receive the BMI Services.

“New Enterprise Business” means and includes (i) all Enterprises that will provide the Licensed Product to their Authorized Users under an agreement with Brightmail or Reseller that is entered into on or after the date of this Amendment One and at anytime prior to April 1, 2004 (the “New Enterprise Business Period”), provided that the New Enterprise Business Period may be extended upon mutual agreement in writing between Symantec and Brightmail (the “New Enterprise Business Amendment”) in which case the New Enterprise Business Period shall continue until such time as agreed in the New Enterprise Business Amendment (such agreement between the Enterprises and Brightmail or its Resellers, the “New Enterprise Business Agreements”), and (ii) all renewals, amendments that extend the time period of the New Enterprise Business Agreements.

2.	Section III.2 of the Agreement is amended as of the Amendment One Effective Date as follows:

(a)	Subsection (iv) of the first sentence in Section III.2 is hereby modified to read as follows:

“(iv) directly or through Resellers, (1) allow Authorized Sublicensees to upload the Licensed Product, in executable form only, onto its own servers to provide the Service, (2) allow Enterprises that are Existing Business to upload the Licensed Product in executable form only, onto its own servers to receive the BMI Services, and (3) allow all Enterprises and their Authorized Users that are New Enterprise Business to upload the Licensed Product, in executable form only, onto its own servers for its own internal use,”

(b)	The last sentence of Section III. 2 is hereby modified and replaced in its entirety to read as follows:

“The foregoing shall only be distributed through a Reseller if the following conditions precedent are met: (i) the Reseller and Brightmail have executed a reseller agreement in a form substantially the same as the one attached hereto as Exhibit G (the “Reseller Agreement”) with Brightmail, (ii) Brightmail has contractually obligated the Reseller to comply with the terms of this Agreement through the agreed upon terms of the Reseller Agreement as they are applicable, in regards to all sales of BMI Product which incorporate the Licensed Product, (iii) Brightmail names Symantec as a third party beneficiary in the Reseller Agreement, and (iv) Brightmail hereby covenants and warrants to Symantec that it will enforce the terms of the Reseller Agreement on Symantec’s behalf as to such Reseller.

(c)	The following provision shall be added to the end of Section III.2 as of the Amendment One Effective Date:

“Notwithstanding the foregoing, any Enterprise permitted to receive the BMI Services under the Agreement shall have the right to outsource the management of its information technology and provide access to the Licensed Products to a third party who will provide managed services or information technology and related services for such Enterprise (“Managed Service Provider”), so

CONFIDENTIAL TREATMENT REQUESTED

long as (i) such Enterprise agrees to continue to comply with the agreement between such Enterprise and Brightmail (“Enterprise Agreement”), which is substantially in the form attached hereto as Exhibit H, (ii) such Enterprise obtains the Managed Service Provider’s written and signed agreement to comply with the terms of such agreement, and (iii) the Managed Service Provider will only have the rights to use the Licensed Products on the Enterprises’ behalf, as those rights were granted to such Enterprise.”

3.	Section III(4) shall be modified to apply fully to all Enterprise permitted to receive the BMI Services under the Agreement and such requirements shall be applied to the Enterprise through the Enterprise Agreement, which is substantially in the form attached hereto as Exhibit H. Further the Parties acknowledge that Brightmail only will host downloads of the Licensed Product for distribution to Authorized Sublicensees or Entities and no Reseller shall do so to any third parties without complying with the provisions concerning hosting downloads, as set forth herein. Symantec may, in its sole discretion, separately certify Resellers on Brightmail’s behalf, to host the download pursuant to a separate signed amendment.

4.	Notwithstanding anything contained in the Agreement to the contrary, as of the Amendment One Effective Date:

(i) Brightmail shall require each and every Enterprise permitted to receive the BMI Services under the Agreement to comply with the terms of the Enterprise Agreement, which is substantially in the form attached hereto as Exhibit H, and shall enforce the terms thereof on Symantec’s behalf as a third party beneficiary. The Enterprise Agreement will acknowledge that Brightmail shall enforce the rights therein on behalf of its Licensors, which both Parties agree includes Symantec. The Enterprise Agreement shall require the Enterprise to agree under the terms of the Enterprise Agreement to guarantee the performance of the obligations of its Affiliates and enforce compliance with such obligations on Symantec’s behalf.

(ii) Section X(6)(d)(iv) shall apply equally to Enterprises permitted to receive the BMI Services under the Agreement and all references to Authorized Sublicensees and Resellers, provided further that (i) instead of the stated time period in this Section, the right to use by such Enterprise will continue for the entire term of the underlying Enterprise Agreement, provided that the Enterprise is in full compliance with all terms of the protective provisions of the Enterprise Agreement, and (ii) the conditions set forth in subsections (i) and (ii) of the current Agreement shall not be applicable to such Enterprises, and (iii) Brightmail has reported to Symantec the remaining Enterprise Agreements in place, the expiration dates of Enterprise Agreements and the name of each Enterprise for Symantec’s tracking and reconciliation purposes, and (iv) Brightmail shall not renew or extend the term of the Enterprise Agreements with respect to the Licensed Product under the terms of this Agreement. Brightmail agrees that it will not distribute the substituted anti-virus product described in the Enterprise Agreement to Enterprise during the Term of this Agreement.

(iii) All licenses and authorizations to Enterprises provided by Brightmail under the terms of the Agreement may be obtained pursuant to a click-through agreement so long as the Enterprise is required to take an affirmative act of consent to the terms of such click-through agreement by clicking a button to initiate installation only after an opportunity to view the applicable terms and conditions, which are substantially in the form of the attached Enterprise Agreement and which Brightmail is required to track in order to enforce and to report to Symantec, which entities have valid agreements in place with Brightmail. Brightmail shall enforce those foregoing agreements on Symantec’s behalf as a third party beneficiary.

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(iv) With respect to Enterprises permitted to receive the BMI Services under the Agreement, Brightmail shall be obligated to update and incorporate in each quarterly report required to be submitted pursuant to the Agreement, including, without limitation, the Enterprise’s corporate name and all the required information set forth in Section V.2, such Authorized Users and other information as reported by Enterprises in accordance with the applicable Enterprise Agreement for each new Enterprise Agreement entered into by Brightmail in such quarter, as well as any increases in the number of Authorized Users for each Enterprise during the term of such applicable Enterprise Agreement as reported by such Enterprise in accordance with the applicable Enterprise Agreement.

5.	The pricing set forth in Section 1.2. of Exhibit A shall not apply to Enterprises that are New Enterprise Business. The Price for each Enterprise that is part of the New Enterprise Business shall equal $* per Authorized User per year. The price per Enterprise that is New Enterprise Business is based on the total number of Authorized Users (also referred to as “End Users” under the Enterprise Agreement) on a per Enterprise basis. For example, if an Enterprise that is New Enterprise Business has 30,000 Authorized Users, Brightmail would pay Symantec $* per year ($*/End User per year).

6.	General Provisions. Except as expressly amended by this Amendment One, this Agreement is in all respects ratified, confirmed and approved and all the terms, provisions and conditions set forth in the Amended Agreement, which are not specifically modified by Amendment One shall be and remain in full force and effect. The failure of either party to enforce at any time or for any period of time any provision of the Agreement (as amended by Amendment One) shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce such provision. In the event of any conflict between the meaning of the terms and conditions of the Amended Agreement and Amendment One, the terms and conditions set forth in Amendment One shall govern.

7.	Counterparts. This Amendment One may be executed in any number of counterparts, each of which when so executed will be deemed an original, and all of which together, shall constitute one and the same agreement.

WITNESS the due execution hereof by authorized representatives of the parties identified below.

BRIGHTMAIL INCORPORATED

By:	/s/ Enrique T. Salem

Name:	Enrique T. Salem

Title:	Enrique T. Salem

Date:	August 26, 2003

SYMANTEC CORPORATION		SYMANTEC LIMITED

By:	/s/ Dieter Glisbrecht	By:	/s/ Dieter Glisbrecht

Name:	Dieter Glisbrecht	Name:	Dieter Glisbrecht

Title:	SVP, WW Sales & Prof Services	Title:	SVP, WW Sales & Prof Services

Date:	August 25, 2003	Date:	August 25, 2003

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT G

RESELLER AGREEMENT.

RESELLER AGREEMENT

This Reseller Agreement is entered into on              (“Effective Date”) by and between Brightmail Incorporated, a California corporation (“BMI” or “Brightmail”) with principal offices at 301 Howard Street, Suite 1800, San Francisco, CA 94105 and,             , a             corporation (“Reseller”), with principal offices at BMI and Reseller will collectively be referred to as the “Parties” and each of them will be a “Party”.

WHEREAS, Brightmail Incorporated (“BMI”) develops and licenses client/server software, and provides software related services, including but not limited to, software and services that reduce Spam and/or virus;

WHEREAS, Reseller wishes to obtain from BMI the non-exclusive right to market and resell certain BMI products and services to its customers directly, and BMI agrees to appoint Reseller for such purposes subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree to the following terms and conditions, which set forth the rights, duties and obligations of the Parties:

1. DEFINITIONS

1.1 “Agreement” is this Reseller Agreement entered into by the Parties, together with all and any Exhibits attached hereto and made a part hereof, and all and any amendments or modifications made hereto pursuant to mutual written and executed agreement of the Parties.

1.2 “BMI Trademarks” are the trademarks, logos and trade names of BMI or its superior licensors which may be registered or unregistered and include, but are not limited to, those BMI Trademarks set forth at http://www.brightmail.com/trademark.html.

1.3 “Corporation (s) or Enterprise (s)” is the enterprise or corporate customer, only, which upon executing a Subscription Agreement obtains a license for the Software and Services for its own internal use with Internet services or online application services for the benefit of its End Users. A Corporation or Enterprise will not include ISPs, ASPS, or other entities that procure Services for commercial use or for use for the benefit of its employees, agents, and contractors.

1.4 “Documentation” is BMI’s standard system administrator documentation that outlines the system architecture and its interfaces of the Product, including comprehensive guides on installation and operations.

1.5 “End User (s)” is the employee, contractor, sub-contractor, or other agent of Corporation that receives the benefit of the Product through the corporate email services; i.e., the total number of Mailboxes, or email addresses, accordingly, existing on the corporate email system.

1.6 “IP Rights” means all BMI and/or its superior licensors’ intellectual property rights in the Software, the Documentation, Marketing Materials, Training Materials and all other materials provided by BMI to Reseller during the Term (as defined below) and BMI Trademarks, and/or which are derived or arise from the Services, including, without limitation, copyrights, database rights, inventions, patents, trade marks, service marks, trade names, moral rights, mask words, trade secrets, goodwill, confidential and proprietary information, compositions and formula, whether created in the United States of America or elsewhere, and all applications for registration and registrations of such rights.

1.7 “Mailbox (es)” is an area in memory in a storage device where email is placed and/or stored, i.e., an email address. An individual End User may have use of one or many Mailboxes.

1.8 “Marketing Materials” are sales and marketing collateral including but not limited to: sales presentations, datasheets, white papers, press releases, industry articles, benchmark test reports, competitive evaluations, and customer testimonials.

1.9 “Product” or the “Brightmail® Anti-Spam Solution” comprises the Software, including Updates and Upgrades thereto, if any, the Services, and the Documentation, as more fully described in Exhibit C, attached hereto and made a part hereof.

CONFIDENTIAL TREATMENT REQUESTED

1.10 “Product Support” means support for the Product and Services which will be made available to Corporations as set forth in Exhibit D, as such may be modified from time to time by BMI within its sole discretion.

1.11 “Resell,” “Resale” and/or “Sell” means the non-transferable, non-exclusive right to market, and sell licenses to the Software and Services and Product Support to a Corporation. All Software, Product Support and Services sold to the Corporation will be pursuant to a Subscription Agreement. No license is granted for any use for which Reseller has not paid Brightmail in accordance with Exhibit C.

1.12 “Rule(s)” are explicit, conditional statements, or criteria, that are created and used by BMI to detect and filter Spam (as defined below), and are made available by BMI directly to Corporations solely as part of the Services.

1.13 “Rule Update(s)” are modifications and revisions to the Rules made available by BMI to Corporations as part of the Services.

1.14 “Server(s)” are a combination of Software, hardware, processes and functions and that are collectively used to filter the incoming mail of End Users. Servers are set up to divert, reject, or discard Spam.

1.15 “Service(s)” are the provision by BMI of its email analysis and filtering system, which services include the creation of Rules and Rule Updates, Updates (as defined below) and Upgrades (as defined below), all of which are used to detect Spam.

1.16 “Software” is (i) BMI’s proprietary inbound email-filtering software product (a) to reduce Spam (“AS Product”) and/or (b) to reduce Virus (“AV Product”) as more fully described in Exhibit C, (ii) any third party software products which may be integrated with BMI’s email-filtering software product, (iii) Updates and Upgrades, and (iv) Documentation.

1.17 “Subscription Agreement” is the license and services agreement between the Corporation and Reseller that governs the Corporation’s rights and restrictions in use of the Product and in receiving the benefit of the Services, and that contains the terms and conditions detailed in the attached Exhibit B.

1.18 “Territory” means the United States.

1.19 “Training Materials” means informational materials, including but not limited to summary Product and Service information, frequently asked questions and responses, architectural and functionality descriptions and diagrams, etc., and other information included in BMI’s training materials for its training classes.

1.20 “Updates” are minor updates of, or error corrections and bug fixes to the Software that do not add significant new functions to the Software, and that are released by BMI, in its sole discretion. Updates are designated by an increase to the Software’s release number to the right of the decimal point (e.g., Software 1.0 to Software 1.1). The term Updates specifically excludes Upgrades and excludes any software marketed and licensed by BMI as a separate product.

1.21 “Upgrade(s)” are any major revisions to the Software, which adds significant new functionality, if and when released by BMI, in its sole discretion. Upgrades are designated by an increase in the Software’s release number, located to the left of the decimal point (e.g., Product 1.x to Product 2.0). The term Upgrade specifically excludes any software marketed and licensed by BMI as a separate product.

2. APPOINTMENT; GRANT OF RIGHTS

2.1 Subject to the terms and conditions contained in this Agreement, BMI hereby appoints Reseller as an authorized reseller of the Product and Reseller hereby accepts such appointment. Subject to the terms and conditions of this Agreement, BMI grants to Reseller for the duration of the Term (as defined below), a non-exclusive, revocable, royalty-bearing, license (“License”) to market and resell the Product and Product Support to Corporations within the Territory in accordance with the terms and conditions of this Agreement. Reseller will market and resell the Product and Product Support directly to Corporations, and not through another reseller, or other third parties. Reseller may not transfer, license or sublicense such distribution rights. Reseller represents and warrants that the Product licensed under this Agreement is licensed on its behalf as a reseller only.

2.2 Reseller shall determine the price at which it resells the Products and Product Support to Corporations at its sole and entire discretion.

CONFIDENTIAL TREATMENT REQUESTED

2.3 In connection with Reseller’s resell of the Products to Corporations, BMI will be solely responsible for the delivery of the Software and Services to Corporations, directly, and BMI agrees to provide the Services in accordance with the same policies and procedures that it uses to provide the Services to its own direct customers and licensees. Reseller will have no right or license to distribute, display or otherwise make available the Rules or Rule Updates.

2.4 Upon the request of Reseller, BMI will deliver to Reseller one (1) master copy of the Software in machine executable object code format together with BMI’s labeling and Documentation artwork data files, in electronic format. Subject to the terms and conditions of this Agreement, BMI grants to Reseller a non-exclusive, non-transferable, royalty-free right and license to copy the Software in machine executable object code format only and to copy the Documentation, each for Corporation’s use in a test and evaluation environment only. Reseller shall not incur any liability or assume any obligations on behalf of BMI or in any way bind BMI.

2.5 Reseller may describe itself as an authorized reseller for the Product in the Territory, but will not hold itself out as an agent, representative, partner or joint venture partner of BMI or being in any other way connected with BMI. Reseller will at all times be an independent contractor.

2.6 Each party will appoint a representative as a relationship manager who will be the primary contact for implementing and administering the terms and conditions of this Agreement (“Relationship Managers”). The Relationship Managers will be those people set forth on Exhibit A, and will meet, either in person or via teleconference at least monthly and at mutually agreeable times to review and coordinate sales efforts, review Reseller’s marketing/sales strategies, review the Corporation’s response to the Services and address other topics related to the successful support of the Products. All costs relating to such Relationship Managers and the meetings shall be borne by the party who incurred them.

3. RESTRICTIONS

3.1 Except as specifically provided for in this Agreement, Reseller will not use, apply or otherwise deal with the Product for any purpose other than the purpose set out in Section 2.1 of this Agreement. Reseller will not decompile, modify, adapt, translate, distribute, duplicate, copy, transfer possession of, loan, lease, or reverse engineer, disassemble, reconstruct, tamper with or otherwise determine, or attempt to derive, reconstruct or discover the source code for the Product or any part thereof, or modify or create or attempt to create any derivative works from or based on the Product, nor will Reseller authorize, permit, or assist any Corporation or anyone else to do so. Reseller will not, and will not authorize, permit, or assist any Corporation to determine or attempt to determine the Rules or Rules Update(s) used by the Software under any circumstances whatsoever. Reseller will not host the Software for download by any third parties,

3.2 Reseller will require that use of the Product by Corporations will be in accordance with the Documentation or any other operation or user instructions or manuals furnished by BMI or its licensors, and in accordance with any other reasonable requirements of BMI.

4. PROPRIETARY RIGHTS

4.1. Ownership of all rights, title and interest in the Product (including but not limited to copies of the Product contained in any storage media) the Marketing Materials, Training Materials and any other materials provided by BMI to Reseller including, without limitation, the IP Rights, will at all times remain the absolute and exclusive property of BMI and/or its superior licensors, as the case may be. Except as expressly granted herein, Reseller is granted no rights to create derivative works of the Product, or to distribute the Product to third parties. In the event that notwithstanding the above, Reseller has or acquires any such said rights, title or interest, Reseller will be deemed to have irrevocably assigned and transferred the same to BMI or its superior licensors as applicable free from any requirement on the part of BMI or its superior licensors to pay any fees. Further and if required by BMI or its superior licensors at BMI’s or its superior licensor’s cost, Reseller will execute and deliver to BMI or its superior licensors as applicable all relevant documents of assignment and transfer in respect of the said rights, title or interest, and the documents will be in such form as may be required by BMI or its superior licensors.

4.2 Reseller, its officers, employees, servants and agents will not remove, alter, obscure, conceal or otherwise interfere with any BMI Trademarks, or other IP Rights in the Product, appearing on or in copies of the Product or on the Software or other materials delivered to Reseller by BMI. In connection with the resale of the Product, Reseller will use those notices, legends, symbols or labels in connection with the Product in the same manner as they appear on or in the Product.

CONFIDENTIAL TREATMENT REQUESTED

5. NO OTHER RIGHTS. Except as expressly provided herein, no right (including the IP Rights), title or interest in any Product is granted by BMI or its superior licensors to Reseller, and all such right, title and interest is reserved and retained by BMI and its superior licensors. Without limiting the foregoing, BMI and its superior licensors reserve the right to use, distribute, sell, resell, apply, import, export, make, have made, use, copy, modify, have modified, create derivative works of, have created derivative works of, demonstrate, maintain, support or otherwise exploit the Product in any part of the world (including the Territory), and the right to license the foregoing rights.

6. SCOPE OF SERVICES; ORDERS AND DELIVERY; TRAINING

6.1 All licenses for the Product and sale of Product Support services between Reseller and the Corporation must be pursuant a formal agreement, that complies with the terms and conditions of a subscription agreement in the form no less protective of BMI than the subscription agreement attached hereto as Exhibit B (“Subscription Agreement”), as modified from time to time by BMI within its sole discretion, and which shall provide that BMI is a third party beneficiary of the Subscription Agreement with full rights to enforce such Subscription Agreement as if BMI were a party to such Subscription Agreement (such terms and conditions, “Minimum Terms”). Each Corporation must agree in writing to all the Minimum Terms in a Subscription Agreement or through a shrink-wrap agreement containing the Minimum Terms so long as the Corporation is required to take an affirmative act of consent to the terms of such shrink-wrap agreement by clicking a button to initiate installation only after an opportunity to view the applicable terms and conditions. Reseller agrees to provide BMI with a copy of any such Subscription Agreement used in the distribution of the Product, Product Support and Services. Reseller shall diligently enforce such Subscription Agreement and use its best efforts to ensure that Corporations abide by the terms of the applicable Subscription Agreement. Reseller shall promptly notify BMI of any violations by a Corporation of its Subscription Agreement of which Reseller is aware and shall further notify BMI with respect to the steps Reseller has taken and is planning to take to stop such violations. Reseller will submit a purchase order (“Order”), together with the purchase order submitted by a Corporation to Reseller for the Product or Product Support as well as the applicable Subscription Agreement (“Corporation Order”), to BMI in writing or via email for the Software and Product Support to be provided to each Corporation pursuant to one or more Subscription Agreements. The Order shall be issued upon execution of a Subscription Agreement. All Orders and Corporation Orders shall contain the items listed in Exhibit E of this Agreement.

Unless otherwise noted, BMI shall use such Order as evidence that the Corporation is properly configured, and BMI shall deliver the Software and commence the provision of Services as promptly as commercially reasonable after the receipt of the Order. Reseller shall notify BMI promptly in writing with respect to any: (i) termination or expiration of a Subscription Agreement; and (ii) any other relevant change in Service description.

6.2 Reseller will provide an annual report, verifying and updating the information contained in the Order for each Corporation, including the then current numbers of End Users per Corporation as of each anniversary of the Effective Date, and the current location of the Software, and Reseller will provide a report detailing the foregoing information within five (5) days after the end of any quarter in which there is an increase in the number of End Users as reported by each Corporation in accordance with the Subscription Agreement (“Product Report”). The Product Report will be due within five (5) calendar days of each anniversary of the Effective Date. BMI will generate an invoice for any increases in the number of End Users provided within the Product Report at the applicable fee rate.

6.3 Reseller and BMI mutually agree to work in good faith to reduce channel conflict.

6.4 BMI will make available the following to Reseller in respect of the Product:

6.4.1 Documentation and other written information and data, if any, for the installation, use and application of the Product by Reseller and/or Corporations (as applicable) in either printed or machine-readable form as BMI may in its sole discretion elect.

6.4.2 A reasonable quantity of Marketing Materials and Training Materials to the respective appropriate Reseller contacts in the English Language in electronic or other mutually agreeable format, as available or upon material update, change or enhancement (particularly with respect to any Updates or Upgrades). It is anticipated that Reseller will integrate the Training Materials supplied by BMI into Reseller’s training curriculum. Reseller may not modify any Marketing Materials or Training Materials without BMI’s prior written consent.

6.4.3 In connection with the commencement of this Agreement, the one-time training of a number of suitably qualified employees of Reseller in the marketing and promotion, and the installation, use and application of the Product, and the rendering of training and support services to Corporations as described in Exhibit D of this

CONFIDENTIAL TREATMENT REQUESTED

Agreement, as may be required by Reseller. Such training (“Training”) will be undertaken by BMI at the premises of BMI unless otherwise agreed by the Parties. If the Training is at a location other than the premises of BMI, Reseller will be responsible for all expenses that may be incurred by the employees of BMI in attending the Training, including airfare, ground travel expenses, accommodation and meals, and telecommunication expenses.

6.5 If Reseller requires further and additional assistance or instructions beyond any time frame or time limit or number of personnel allocated for purposes of Section 6 of this Agreement, or requires further and additional assistance or instructions from time to time during this Agreement on any matter relating to the Product that are not expressly included in Section 6.4 of this Agreement, BMI may provide such assistance or instructions in such manner and by such means as BMI deems appropriate, provided that BMI has the capacity and available resources to provide such assistance or instructions, and provided further that Reseller will pay BMI’s then-current fees for such services upon completion of the effort. BMI will provide a written quotation of the deliverable and the then-current fees and Reseller will provide written acceptance, prior to the start of any services rendered under the scope of Section 6.5.

7. DUTIES OF RESELLER

7.1 Reseller will at all times during the Term observe and perform the terms and conditions set out in this Agreement;

7.1.1 devote its reasonable commercial efforts to promoting and marketing the Product in the Territory;

7.1.2 conduct its business in a responsible and ethical manner in the Territory and in accordance with all applicable laws, regulations and rules of the Territory, and not do or permit to be done anything that may bring BMI, the Product, the BMI Trademarks and/or the IP Rights into disrepute;

7.1.3 promptly bring to the attention of BMI any complaints it may receive regarding the Product;

7.1.4 not make or give any warranties, guarantees, representations or other commitments in relation to the Product or Services, other than as provided by BMI in writing (including in any Marketing Materials provided by BMI and specified in the Documentation) or approved by BMI in writing;

7.1.5. promptly and diligently follow up on all Corporations’ inquiries referred to it by BMI;

7.1.6 maintain adequate staff trained in and able to fulfill the marketing, Reseller and support needs as required under this Agreement;

7.1.7 promote BMI as Reseller’s Preferred Provider for a Spam filtering service. As a “Preferred Provider,” Reseller agrees that: (i) when a Reseller customer requests a provider for Spam filtering products, it will promote BMI as a Reseller preferred Spam filtering product/service provider; and (ii) Reseller will refer to BMI as its preferred Spam filtering product/service provider in its public announcements regarding the relationship contemplated by this Agreement,

7.1.8 make each Corporation aware of the importance of providing BMI with email accounts * by BMI as probe accounts (“Probes”) in connection with BMI’s provision of the Services and to use reasonable commercial efforts to obtain and provide BMI with a list of the Probes for each Corporation prior to the first distribution of a Rule.

7.1.9 be responsible for providing all first-line technical support directly to Corporations and End Users with respect to the Product, including on-going technical support, training, upgrades, maintenance, consultations and other support services and assistance relating to the Product. Any direct request to BMI for support services by any Corporations or End Users will be referred to Reseller.

8. FEES AND PAYMENTS

8.1 Reseller will pay to BMI the fees referred to in Exhibit C for the Product and if applicable, Product Support for each Corporation reported under the Order or Product Report submitted by Reseller with respect to each Product and if applicable, Product Support (collectively, “Fees”) as more fully described in Exhibit C. All Fees are exclusive of all taxes, duties or levies, however they are designated or computed. Reseller shall be responsible for, and pay all taxes based on payments due under this Agreement including, but not limited to, sales, use, or value-added taxes, duties, withholding taxes and other assessments now or hereafter imposed. Price changes for the Product and Product Support (collectively, the “Price”) shall be effective immediately and applicable to all Orders submitted prior to its acceptance by BMI. Reseller understands and agrees that the Price shall be the price in effect at the time of shipment of Products to the Corporation.

CONFIDENTIAL TREATMENT REQUESTED

The Discount as described in Exhibit C shall be Reseller’s sole remuneration from BMI for the distribution and sale of Products and Product Support. BMI will invoice Reseller for total Fees and payments after the receipt of each Order or Product Report as described in Sections 6.1 and 8.5 of this Agreement. All Fees for the Product and Product Support, if applicable, are non-refundable. Fees will equal at a minimum the product of (i) the total number of End Users and (ii) the annual fee per End User for each Corporation, all in accordance with Exhibit C and section 6 of this Agreement.

8.2 All invoice, Orders, Product Reports and payments to be made by Reseller to BMI under this Agreement will be payable in US Dollars.

8.3 All amounts owed by Reseller to BMI under this Agreement will be paid in full within thirty (30) calendar days after the date of invoice without any deduction or withholding (whether in respect of set off, defense, deferment, counterclaim, duties, taxes including turnover tax, value added tax, goods and services tax, withholding tax, government charges or legal dues and otherwise whatsoever).

8.4 All amounts not paid when due under this Agreement will accrue interest at the lesser of one and one half percent (1.5%) per month or the maximum rate permitted under applicable law.

8.5 Reseller will maintain complete, proper, accurate and up-to-date records (“Relevant Records”) of all sales of the Product and of the details of all Corporations, including contracts, accounts and support logs regarding: (a) the use of Product by Corporations, by month, and (b) Reseller’s compliance with the terms of this Agreement. Reseller will keep all Relevant Records. BMI will have the right to audit (“Audit”) all such records no more than once per twelve (12) month period throughout the term of this Agreement, to confirm the accuracy of the number of End Users reported to BMI, and compliance with any other terms and conditions of this Agreement. The scope of such audit shall be limited to transactions occurring during the preceding 24-month period. For the purposes of the Audit, Reseller will ensure that BMI and/or its duly appointed representative will be given access to such principal place of business and to such records and will be entitled to take copies of all such records for the aforesaid purpose. This right will survive one (1) year after termination of this Agreement. Audit will take place during normal business hours and in accordance with Reseller’s standard security procedures. BMI must give reasonable prior written notice to audit in advance of the desired date. The Audit will be conducted at BMI’s expense unless such audit reveals an underpayment to BMI in excess of five percent (5%) for the period being audited, in which case Reseller will bear the reasonable expenses of the Audit.

8.6 Except as otherwise provided hereunder or as otherwise agreed to in writing between the Parties, each Party is responsible for their own expenses incurred in their performance hereunder. Any costs or expenses incurred by the Parties will be at that Party’s sole risk and upon that Party’s independent business judgment that such costs and expenses are appropriate. For the avoidance of doubt, Reseller shall not be excused from payment of any Fees due to BMI arising out of or in connection with any failure or delay in the payment of any sums due from Corporations to Reseller from time to time.

9. WARRANTIES OF RESELLER

9.1 Reseller represents and warrants to BMI that:

9.2 Reseller has the capacity to enter into and perform and comply with its obligations under this Agreement.

9.3 All actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents, approvals, permits and registration) in order (i) to enable Reseller to lawfully enter into and perform and comply with its obligations under this Agreement, and (ii) to ensure that those obligations are valid, legally binding and enforceable.

9.4 Reseller’s entry into and/or performance of or compliance with its obligations under this Agreement do not and will not violate any law to which it is subject.

9.5 Reseller’s entry into and/or performance of or compliance with its obligations under this Agreement do not and will not violate any agreement to which it is a party or which is binding on it or its assets.

9.6 Reseller is solvent and able to pay its dues as and when they fall due and no proceeding has commenced or any action taken or an order made or an effective resolution passed for the dissolution, winding-up, reorganization, reconstruction or bankruptcy of Reseller or, where relevant, for the appointment of a liquidator, liquidation committee. receiver, administrator, trustee or similar officer of Reseller or of all or part of its business or its assets.

11

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9.7 Reseller will comply with all applicable laws of each jurisdiction applicable to Reseller’s activities under this Agreement.

9.8 Reseller has fully read and understood the terms and conditions of this Agreement and agrees not to abuse the licensing terms, including without limitation, unauthorized copying and/or distribution of the Software. Company agrees to enforce the foregoing on behalf of Brightmail and its superior licensors.

10. WARRANTIES OF BMI

10.1 BMI represents and warrants to Reseller that:

10.1.1 BMI has the capacity to enter into and perform and comply with its obligations under this Agreement;

10.1.2 BMI’s entry into and/or performance of or compliance with its obligations under this Agreement do not and will not violate any agreement to which it is a party or which is binding on it or its assets;

10.2 The Products are provided “AS IS” without any other warranty.

11. WARRANTY DISCLAIMERS; AND LIMITATION OF LIABILITY

11.1 THE EXPRESS WARRANTIES SET FORTH IN SECTION 11 OF THIS AGREEMENT ARE THE ONLY WARRANTIES WITH RESPECT TO THE PRODUCT AND ANY PART THEREOF. BMI AND ITS LICENSORS MAKE NO OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, AND EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. BMI AND ITS LICENSORS DO NOT WARRANT (a) THAT THE PRODUCT OR ANY PART THEREOF WILL BE FREE FROM DEFECTS, ERRORS OR BUGS, OR (b) THAT THE OPERATION OF THE PRODUCT WILL BE SECURE OR UNINTERRUPTED, OR (c) THAT THE PRODUCT WILL BE ABLE TO PROVIDE OR ATTAIN ANY FEATURES, FACILITIES, FUNCTIONS OR CAPABILITIES, OR (d) THAT ANY RESULTS OR INFORMATION THAT MAY BE DERIVED FROM THE USE OF THE PRODUCT WILL BE ACCURATE, COMPLETE, RELIABLE AND SECURE.

11.2 IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF SUCH PARTY RECEIVED ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY THIRD PARTY, WHETHER OR NOT ANY OF THE MATTERS AFORESAID ARISES IN CONTRACT OR TORT (INCLUDING NEGLIGENCE) OR MISREPRESENTATION OR BREACH OF STATUTORY DUTY OR ANY DUTY UNDER GENERAL LAW OR ANY OTHER LEGAL THEORY. NEITHER PARTY’S ENTIRE LIABILITY TO THE OTHER UNDER THIS AGREEMENT, REGARDLESS OF WHETHER THE CLAIM FOR SUCH DAMAGES IS BASED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE) OR MISREPRESENTATION OR BREACH OF STATUTORY DUTY OR ANY DUTY UNDER GENERAL LAW OR ANY OTHER LEGAL THEORY, (EXCEPT FOR BMI’S DUTY TO INDEMNIFY RESELLER AGAINST INFRINGEMENT AS PROVIDED IN SECTION 15 BELOW) WILL EXCEED THE AMOUNT OF FEES PAID TO BMI BY RESELLER DURING THE INITIAL TERM OF THIS AGREEMENT.

12. INDEMNITY

12.1 BMI will defend, indemnify and hold Reseller, together with its officers and employees, harmless from any third-party suit or action against Reseller to the extent such suit or action is based on a claim that the Software infringes any U.S. intellectual property rights of a third party where such rights are valid and existing as of the Effective Date and are enforceable in any Berne Convention member nation; and BMI will pay any judgment, loss, cost or expense (including reasonable attorneys fees and costs) incurred in connection with the defense thereof by Reseller. These obligations do not include any claims to the extent they are based on: (i) use of the Product in violation of this Agreement, or (ii) in combination with any other software or hardware (except as specified in the Documentation), or (iii) any modification made to the Product by anyone other than BMI, or (iv) any revisions of the Software for which any Updates, fixes or revisions have been made available by BMI to Company if such claims would have been avoided by the installation or use of such Updates, fixes or revisions. The indemnity obligations set forth in this section are subject to: (a) Reseller giving reasonably prompt written notice to BMI of any such claim(s); (b) BMI having sole control of the defense or settlement of the claim; and (c) at BMI’s request and expense, Reseller reasonably cooperating in the investigation and defense of such claim(s). To the maximum extent permitted by applicable law, this section states the entire indemnification obligations

CONFIDENTIAL TREATMENT REQUESTED

and liability of BMI with respect to infringement of any intellectual property rights of a third party. Upon BMI’s sole determination, should the Product become, or be likely to become, the subject of a claim of such infringement, or after the entry of any judgment or order not subject to further appeal, that the use of the Product infringes upon the intellectual property rights of any third party, and that such use of the Product must cease, BMI, at its election may, at its own cost and expense, either (a) procure for the Corporation the right to continue the use and/or receipt of the Product “as is”; (b) modify the Product in such a way that the use thereof does not infringe upon such intellectual property rights of the third party, provided such modification does not materially alter the functionality or performance of the Product; or if neither of the foregoing are commercially feasible, (c) terminate this Agreement by written notice to Reseller .

12.2 Reseller will indemnify and hold BMI and its superior licensors (together with their respective officers and employees) harmless from any third-party suit or action against any judgment, loss, cost, or expenses (including reasonable attorneys fees and costs) which may be suffered or incurred by BMI to the extent such suit or action is based on a claim that (i) Reseller caused personal injury or death of a third-party, or (ii) the Reseller’s Trademarks infringe the trademarks of any third-party, or (iii) any warranty claims made by Corporations for warranties made by Reseller, or (iv) an act or omission by Reseller to the extent authorized by this Agreement. The indemnity obligations set forth in this section are subject to: (a) BMI giving prompt written notice to Reseller of any such clams); (b) Reseller having sole control of the defense or settlement of the claim; and (c) at Reseller’s request and expense, BMI cooperating in the investigation and defense of such claim(s).

13. TERM

13.1 This Agreement will come into force on the Effective Date, and will continue for one year (“Initial Term”), unless earlier terminated in accordance with Section 16 of this Agreement. Thereafter, if there has been no material breach of the terms of this Agreement by Reseller, this Agreement will renew for additional one (1) year periods (“Further terms”) until terminated in accordance with this Section 15 and Section 16 below. The Initial Term and Further Term(s), if any, will be referred to as the “Term”.

14. TERMINATION

14.1 If either Party defaults in the performance of any of its material obligations contained in this Agreement, the non-defaulting Party may terminate this Agreement upon at least thirty days written notice if the default is not cured during such notice period. This Agreement may be terminated by one Party immediately at any time, without notice, if any proceeding is commenced or any action taken or an order is made or an effective resolution is passed for the dissolution, winding up, or bankruptcy of the other Party or, where relevant, for the appointment of a liquidator, liquidation committee, receiver, administrator, trustee or similar officer of the other Party of all or a substantial part of its business or its assets. BMI may terminate this Agreement for any reason upon giving Reseller sixty (60) days prior written notice.

14.2 Upon termination or expiration of this Agreement, the rights granted to Reseller under this Agreement (including for the avoidance of doubt, the rights granted under Sections 2 of this Agreement) will lapse and terminate, and:

14.2.1 Reseller will immediately cease and discontinue, and/or procure the cessation and discontinuance of the use of the Product, the BMI Trademarks, the Confidential Information and the IP Rights and immediately remove from its letterhead, advertising literature and place of business all references to the Product and the BMI Trademarks and will also cease to represent itself as the authorized Reseller of the Product;

14.2.2 Within thirty (30) calendar days after such said termination or expiration of this Agreement, Reseller will deliver to BMI or destroy all copies of the Software, Documentation, BMI’s and its superior licensors Confidential Information, and any other documents, papers, materials or property of BMI and/or its superior licensors which Reseller may have in its possession or under its control and will furnish to BMI an affidavit signed by an officer of Reseller certifying that, to the best of its knowledge, such delivery or destruction has been fully effected; and

14.2.3. Reseller will within 30 days of such said termination or expiration of this Agreement pay to BMI all amounts outstanding in favor of BMI, unless such sums are due earlier, then by the earlier due date.

14.3 Notwithstanding the foregoing, if this Agreement terminates for any reason, BMI may continue to provide to the applicable Corporation the Rule Updates, Updates and Upgrades, as available for the original (or “initial”) term of that Corporation’s Subscription Agreement. Upon termination, BMI will, upon notice to Reseller, do any of the following at its discretion: (i) require Reseller to terminate all Subscription Agreements, or (ii) give notice to Reseller and the

CONFIDENTIAL TREATMENT REQUESTED

Corporation that BMI will assume the performance of all of Reseller’s obligations under the Subscription Agreements. Reseller agrees that such notice will be binding on Reseller and Reseller will be deemed, as of the date specified in the notice, to have assigned all its rights and benefits in and to the Subscription Agreement to BMI or its agent, and the parties will work together in good faith to provide for the orderly transfer of such arrangements with Corporations to BMI. The Reseller shall indemnify and keep BMI, indemnified against any and all losses, claims, damages, demands, liabilities, costs and expenses (including without limitation, legal costs and expenses) arising out of or in connection with each Subscription Agreement prior to the assignment of each Subscription Agreement to BMI, whether or not such losses, claims, damages, demands, liabilities, costs and expenses (including, without limitation, legal costs and expenses) have arisen or are known at the time of such assignment.

14.4 Termination will be without prejudice to any accrued right or liability or to any other obligation surviving termination or to any rights or remedies of the Parties under this Agreement or at law. Upon termination or expiration of this Agreement the provisions of Sections 1, 3, 4, 5, 8.5, 11, 12, 14, 15 and 16, and all payment obligations incurred prior to the effective date of such termination or expiration will survive. All other provisions of this Agreement will terminate.

15. CONFIDENTIALITY. Each Party agrees to maintain all Confidential Information of the other Party in confidence to the same extent that it protects its own similar Confidential Information (and in no event using less than a reasonable degree of care) and to use such Confidential Information only as permitted under this Agreement. The receiving Party will not provide the Confidential Information of the disclosing Party to any third party, nor may it disclose such information to any employee of the receiving Party, except for the purpose of performing this Agreement, and unless such person has entered into an agreement with the receiving Party containing confidentiality provisions covering the Confidential Information that are at least as restrictive as those set forth in this Agreement (“Third Party NDA”). In the event of a disclosure of Confidential Information permitted hereunder by the receiving party, the receiving party shall diligently enforce such Third Party NDA and use its best efforts to ensure its enforcement. Reseller shall promptly notify BMI of any violations of any Third Party NDA of which Reseller is aware and assist BMI in the enforcement of such Third Party NDA. For purposes of this Agreement “Confidential Information” will mean audio, visual, oral or physical information marked “Confidential” or could reasonably be considered of a proprietary or confidential nature, provided that for information disclosed orally, a written summary of such information is provided to the receiving Party within thirty days of initial oral disclosure; and provided that email probe addresses, information disclosed in design reviews and any pre-production releases of the Product provided by BMI will be considered Confidential Information whether or not marked as such. Each Party agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information. The foregoing restrictions on disclosure and use will survive for three (3) years following termination of this Agreement but will not apply with respect to any Confidential Information which (i) was or becomes publicly known through no fault of the receiving Party; (ii) was rightfully known or becomes rightfully known to the receiving Party without confidential or proprietary restriction from a source other than the disclosing Party; (iii) is independently developed by the receiving Party without reference to the Confidential Information; and (iv) the receiving Party is compelled to disclose pursuant to a court order or the requirements of any stock exchange; provided that the receiving Party has given the disclosing Party reasonable notice and opportunity to contest such compulsion to disclose. The term ‘Party” for purposes of this Section 15 shall include such Party’s superior licensors.

16. GENERAL PROVISIONS

16.1 Any notice or demands required or permitted by this Agreement must be in writing and must be sent personally or by facsimile, recognized commercial overnight courier, or pre-paid registered or certified mail. Notices will be addressed as set forth in Exhibit A attached hereto. Any Party may change its address or facsimile for the purposes hereof by written notice to the other Party. Notices will be effective (a) if delivered personally, on the date of delivery; (b) in the case of domestic mail, if transmitted by pre-paid mail, on the date falling seven (7) days after posting, provided that it will be sufficient to show that the envelope containing such notice or information was properly addressed and sent by pre-paid post and that it has not been returned to sender to prove that such notice or information has been duly sent; (c) in the case of international mail, if transmitted by prepaid registered air-mail, on the date falling fourteen (14) days after posting; provided that it will be sufficient to show that the envelope containing such notice or information was properly addressed and sent by prepaid post and that it has not been so returned to the sender to prove that such notice or information has been duly sent; and (d) if transmitted by facsimile, on the date of transmission, provided that it will be sufficient to show that the facsimile has been dispatched with the appropriate answer back code received to prove that such facsimile has been duly sent.

CONFIDENTIAL TREATMENT REQUESTED

16.2 The waiver by either Party of a breach of or a default under any provision of this Agreement will not be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement, nor will any delay or omission on the part of either Party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy. No amendment or modification of any provision of this Agreement will be effective unless in writing and signed by a duly authorized signatory of BMI and Reseller.

16.3 Neither Party may assign or otherwise transfer any of its rights, obligations or licenses hereunder without the prior written consent of the other Party, which consent will not be unreasonably withheld. Any purported transfer or assignment in violation of this section will be void. Notwithstanding the foregoing, either Party may assign this Agreement without consent (i) to any entity in which the Party has a greater than 50% equity ownership interest or of which the Party has voting control, (ii) to any entity that buys 50% or more of that Party’s stock or all or substantially all of that Party’s assets, or (iii) as part of a merger, reorganization or re-incorporation; provided, however, the assigning party must give prompt notice of the assignment to the non-assigning party and the non-assigning party may terminate this Agreement upon thirty (30) days’ written notice within sixty (60) days following an assignment. Subject to the foregoing, the provisions of this Agreement will apply to and bind the successors and permitted assigns of the Parties.

16.4 This Agreement will be governed in all respects by the substantive laws of the State of California, United States of America (excluding conflict of laws rules) as applied to agreements entered into and to be performed entirely within the State of California between California residents, without regard to the U.N. Convention on Contracts for the International Sale of Goods. Any dispute regarding this Agreement will be subject to the non-exclusive jurisdiction of the California state courts in and for San Francisco County, California (or, if there is exclusive federal jurisdiction, the United States District Court for the Northern District of California), and the Parties agree to submit to the personal and non-exclusive jurisdiction and venue of these courts.

16.5 Reseller understands that BMI is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibits export or diversion of certain products and technology to certain countries. Any and all obligations of BMI to provide the Product or other materials, as well as any technical assistance, will be subject in all respects to such United States laws and regulations and will from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, or Office of Export Licensing. Reseller warrants that it will comply in all respects with any export and re-export restrictions and obtain an export license (if necessary) for the marketing and Reseller of the Product by Reseller. Each Party will comply with all applicable laws, rules and regulations in its performance under this Agreement.

16.6. The relationship of the Parties under this Agreement is that of independent contractors, and no agency, partnership, joint venture, or employment is created as a result of this Agreement and neither Reseller nor its agents have any authority of any kind to bind BMI in any respect whatsoever.

16.7 The captions and section and paragraph headings used in this Agreement are inserted for convenience only and will not affect the meaning or interpretation of this Agreement.

16.8 If the application of any provision or provisions of this Agreement to any particular facts of circumstances will be held to be invalid or unenforceable by any court of competent jurisdiction, then: (a) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement will not in any way be affected or impaired thereby; and (b) such provision or provisions will be reformed without further action by the Parties, to and only to, the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances; and, in any event, the remainder of this Agreement will remain in full force and effect.

16.9 If any exchange control or other restrictions prevent or threaten to prevent remittance to BMI of any money owed under this Agreement, Reseller will immediately notify BMI in writing and follow BMI’s instructions in respect of the money to be paid, including if required, depositing the same with any bank or other person at such location as may be designated by BMI.

16.10 Either Party will be excused from any delay or failure in performance hereunder, except the payment of monies by Reseller to BMI, caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of God, earthquake, labor disputes and strikes, riots, war, shortages, and governmental regulations (“Force

CONFIDENTIAL TREATMENT REQUESTED

Majeure event”). The obligations and rights of the Party so excused will be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay; provided that such Party will give notice of such Force Majeure event to the other Party as soon as reasonably possible.

16.11 Upon the prior written approval of the Parties, the Parties will issue a joint press release announcing the relationship, and Reseller agrees to allow BMI to use Reseller’s name in such release, and agrees to participate in such press release by providing favorable comments from an appropriate employee with respect to the Product. BMI agrees to allow Reseller to use BMI’s name in such release, and agrees to participate in such press release by providing favorable comments from an appropriate employee with respect to the Product and BMI’s relationship with Reseller. In addition, Reseller will be invited to participate from time to time, in its sole discretion, in any press launch event organized by BMI.

16.12 The Parties acknowledge that any breach of certain provisions of this Agreement may cause the other Party irreparable harm and significant injury to an extent that may be extremely difficult to ascertain. Accordingly, both Parties will have, in addition to any other rights and remedies available to it at law or in equity, the right to seek injunctive relief to enjoin any breach or violation of this Agreement.

16.13 Except as provided herein, the remedies under this Agreement are cumulative and not exclusive of any other rights or remedies whether provided by law or otherwise.

16.14 This Agreement, including the Exhibits attached hereto, constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all proposals or prior agreements whether oral or written, and all communications between the Parties relating to the subject matter of this Agreement and all past courses of dealing or industry custom. The pre-printed terms and conditions on any purchase order or other written instrument submitted by either Party will have no force and effect and are hereby rejected. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

16.15 Third Party Beneficiary. The vendor of third party products that are integrated a part of the Software shall be deemed a third party beneficiary to this Agreement.

16.16 U.S. Government Restricted Rights. RESTRICTED RIGHTS LEGEND. All BMI products and documentation are commercial in nature. The software and software documentation are “Commercial Items”, as that term is defined in 48 C.F.R. section 2.101, consisting of “Commercial Computer Software” and “Commercial Computer Software Documentation”, as such terms are defined in 48 C.F.R. section 252.227-7014(a)(5) and 48 C.F.R. section 252.227-7014(a)(1), and used in 48 C.F.R. section 12.212 and 48 C.F.R. section 227.7202, as applicable. Consistent with 48 C.F.R. section 12.212, 48 C.F.R. section 252.227-7015, 48 C.F.R. section 227.7202 through 227.7202-4, 48 C.F.R. section 52.227-14 and other relevant sections of the Code of Federal Regulations, as applicable, BMI’s computer software and computer software documentation are licensed to United States Government end users with only those rights as granted to all other end users, according to the terms and conditions contained in this Agreement. Manufacturer is Brightmail Incorporation, 301 Howard Street, Suite 1800, San Francisco, CA.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement effective as of the Effective Date.

BRIGHTMAIL INCORPORATED		RESELLER

By:		By:

Name:	Michael Irwin	Name:

Title:	Chief Financial Officer	Title:

Date:		Date:

EXHIBIT A

1.	NOTICES. Below is the contact information for the Parties:

RESELLER	BMI

Attention:	Attention:	Legal Counsel

Address:	Address:	301 Howard Street, Suite 1800 San Francisco, CA 94105

Fax Number:	Fax Number: 415 348-9636

RELATIONSHIP MANAGER RESELLER	RELATIONSHIP MANAGER BMI

Name:	Name:

Address:	Address:	301 Howard Street, Suite 1800 San Francisco, CA 94105

Phone Number:	Phone Number:

Fax Number:	Fax Number:

Email Address:	Email Address:

EXHIBIT B

Minimum Terms and Conditions for Subscription Agreements

LICENSE AND SERVICES AGREEMENT

This Master License and Services Agreement (“Agreement”) is made this              day of             , 200   (“Effective Date”) by and between                 , a                  Corporation, located at                 ,

CONFIDENTIAL TREATMENT REQUESTED

(“Reseller”) and                     , a                  corporation located at (“Company”), stating the terms under which Reseller or its superior licensors shall provide to Company the software and services between the parties from time to time pursuant to the terms and conditions set forth in this Agreement.

This Agreement and the specifications regarding the Software, license type (i.e. Enterprise license), price, term, the minimum number of End Users required per License type (“Minimum Commitment”), and payment terms constitute the entire agreement between Company and Reseller and supercede any prior and contemporaneous agreement, representation, or understanding regarding the subject matter of this Agreement.

WHEREAS, Brightmail Incorporated (“BMI”) develops and licenses software which filters unwanted or unsolicited email messages and/or virus and has licensed this Software to Reseller for sublicensing to Reseller’s customers;

WHEREAS, Company desires to sublicense BMI’s software from Reseller and Reseller desires to grant and render the same.

NOW THEREFORE, the parties agree as follows:

1. DEFINITIONS

1.1 “Company Email Service” as it relates to an enterprise or corporate entity’s use of the Software for the benefit of its employees only (“Enterprise License”), means the Company’s email services provided to End Users for the purposes of conducting Company’s internal business and which are enabled via Company’s mail transfer agent (“MTA”) as described on an invoice You receive from Brightmail, or its authorized reseller, Your sales receipt, invoice or purchase order, or on BMI’s website only as a Evaluation License download, as applicable (“Order”).

1.2 “End User” as it relates to an Enterprise License, is the employee, contractor, or other agent authorized by Company as a user of an email mailbox account or an email address (“Email Account”) hosted by the Company Email Service.

1.3 “Documentation” is BMI’s standard system guide documentation that outlines the system architecture and its interfaces. It includes comprehensive guides on installation and operations.

1.4 “Email Address” is a name that identifies an electronic post office box on a network where an email can be sent. Every End User has a unique email address, but such End User may not have a Mailbox.

1.5 “Mailbox (es)” is an area, in memory or on a storage device, where email may be sent, placed, or received by an End User at a designated Email Account. An End User may hold or have authorized use of one or more Mailboxes.

1.6 “Rules” are explicit, conditional statements, or criteria, that are used and created by BMI to detect and filter Spam.

1.6 “Rule Update(s)” are current adaptations to explicit conditional statements, or criteria, that is used and created by BMI to detect and filter spam.

1.7 “Server (s)” means the Company’s hardware at Company’s facility(ies) which will, in conjunction with the Software, filter incoming End User email and divert, reject, or discard messages.

1.8 “Service(s)” is (i) the provision of the Software functionality, including Updates, and Upgrades, (ii) the creation of Rules and Rules Updates, and (iii) the provision of second line support. Services referenced under this Section 1.8 exclude any professional or consulting services.

1.9 “Software” is (i) BMI’s proprietary inbound email-filtering software product, the Brightmail® Anti-Spam (“AS Product”) and/or Anti-Virus Solution (“AV Product”), that is designed to reduce Spam and/or Virus from reaching the End User as described in the Order, (ii) any third party software products which may be integrated with the Brightmail Anti-Spam Solution, (iii) Updates and Upgrades, and (iv) BMI’s standard system documentation. Any Rules, Rule Updates, Updates, and Upgrades that BMI releases become part of the software.

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1.10 “Spam” is the mass electronic distribution of unsolicited, bulk email to individual email accounts or email lists. Also referred to as “junk email” or “bulk email”.

1.11 “Updates” are minor updates, error corrections and bug fixes that do not add significant new functions to the Software, and that are released by BMI or its third party licensors. Updates are designated by an increase to the Software’s release number to the right of the decimal point (e.g., Software 1.0 to Software 1.1). The term Updates specifically excludes Upgrades or new software versions marketed and licensed by BMI as a separate product.

1.12 “Upgrade(s)” are revisions to the Software, which add new enhancements to existing functionality, if and when it is released by BMI or its third party licensors, in their sole discretion. Upgrades are designated by an increase in the Software’s release number, located to the left of the decimal point (e.g., Software 1.x to Software 2.0). In no event shall Upgrades include any new versions of the Software marketed and licensed by BMI or its third party licensors as a separate product.

1.13 “Virus(es)” is program or code that inserts, replicates, and infects another program, boot sector, partition sector or document that supports macroes. Viruses may be “worms” and “trojan horses”.

2. LICENSE GRANT AND SERVICES

2.1 License Grant. If the Order relates to the licensing of the Software and Services in consideration for the Fees (as defined in Section 6), Reseller grants to Company a non-exclusive, non-sublicensable, non-transferable and royalty-bearing license during the Term to use the Software on Servers, solely in connection with the provision of Email Accounts to End Users as part of the Company Email Service (“License”), BMI will provide Services in conjunction with this License. The duration (and territory, if outside of the United States) of this license is further defined on any Order. The license and Services are co-terminus. Except as expressly provided herein, no right, title or interest in any Software and Documentation is granted by BMI to Company. This License is conditioned upon your compliance with the terms of the Agreement.

2.2 Evaluation License. If the License type on an Order is for an Evaluation License or if Company makes a request to Brightmail or its authorized reseller to evaluate the Software, Brightmail grants to Company a temporary, nontransferable, nonexclusive right and license to the Software only for purposes of evaluation and testing purposes, provided that (i) the Software is solely installed and used on Servers owned or maintained by Company and only in connection with the use of Company’s internal email accounts in a test environment. Company may evaluate the Software for the purposes of entering into a final and definitive license and services agreement for the Software (“Evaluation License”). Nothing in this Agreement obligates Company to enter into a definitive license and services agreement. All Evaluation Licenses are thirty (30) days or less, unless otherwise agreed to by the parties as evidenced by an executed writing (i.e. any Order or agreement). Only Sections 1, 2.2, 3, 5, 7, 8, 9, 10 and 11 of this Agreement shall apply to an Evaluation License. Company agrees not to disclose, lease, sell or otherwise provide in any way the Software, Documentation or other materials provided by Reseller or its superior licensors to any third party without Reseller’s superior licensor’s prior written consent.

2.3 Telephone/Email/Website Support. (a) BMI will provide at no additional cost such Standard Service Support (“Standard Support”) as detailed in BMI’s website at http://www.brigbtmail.com/support offerings.html. BMI will provide such Premium Support as provided in the purchase order submitted by Company, which Premium Support is detailed in BMI’s website at http://www.brightmail.com/support offerings.html. Company may contact BMI support at *, or call US Toll Free at *, or Company can go to our support site at https://support.brightmail.com. In connection with provision of Standard Support, BMI will provide telephone support Monday through Friday (a) 6:00 am to 6:00pm PST if Company is located in the United States or Canada, and (b) 9:00am to 5:00pm GMT if Company is located outside of the United States and Canada,

2.4 Software Support: BMI will provide technical support for the current Software and one version prior to the currently supported version (e.g., A version is characterized by an “n.n’ format) for a period of twelve (12) months. For example, if 5.0 is the current Software version number, then versions 5.n and 4.n are supported. Support for version 4.n will be stepped down twelve (12) months following the release of 5.0.

2.5 Obsolescence: BMI will provide technical support for the then current production version of the Software (the “Current Version”) and the version immediately prior to the Current Version (the “Prior Release”) (e.g., A version is characterized by an “n.n” format), provided however, that BMI’s obligation to support the Prior Release shall terminate

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twelve months after the first commercial release of the Current Version. For example, if 5.0 is the Current Version, then versions 5.n and 4.n are supported. Support for version 4.n will be stepped down 12 months following the release of 5.0.

2.6 Required Upgrade: Throughout the term of the Agreement, Company must upgrade to a supported version of the Software in order to assure compatibility with the latest version of the Software and proper product functionality. Upgrades are included in the Services for no additional Fee (i.e. The Fee for Upgrades are inclusive).

3. PROPRIETARY RIGHTS. Title to and ownership of the Software, Services, and other materials and all associated intellectual property right related to the foregoing provided by Reseller or its superior licensors to Company will remain the exclusive property of Reseller’s superior licensors. Company and its employees and agents will not remove or alter any trademarks, or other proprietary notices, legends, symbols, or labels appearing on or in copies of the Software or other materials delivered to Company by Reseller or its superior licensors.

4. DELIVERY AND ACCEPTANCE. Company will have thirty (30) days from the date the Software is delivered to Company, to reject the Software. “Delivery Date” means the date on which Company receives the Software. Company may only reject the Software due to major nonconformity of the Software to the Documentation. Company’s rejection must be in writing and the writing must include the nature of such nonconformity and reasons for Company’s rejection. Company’s exclusive remedy and BMI’s entire liability in the event of a rejection will be prompt correction of such nonconformity.

5. OWNERSHIP. Unless otherwise agreed in writing, any programs, inventions, concepts, documentation. specifications or other written or graphical materials and media created or developed by Reseller or its superior licensors during the course of its performance of this Agreement, or any related consulting or professional service agreements, including all copyrights, database rights, patents, trade secrets, trademark, moral rights, or other intellectual property rights (“Intellectual Property Right(s)”) associated with the performance of such work shall belong exclusively to Reseller or its superior licensors and shall, in no way be considered a work made for hire for Company within the meaning of Title 17 of the United States Code (Copyright Act of 1976).

6. FEES AND PAYMENTS

6.1 Fees / Late Payments. Company will pay to Reseller the License and Services fees (“Fees”) in accordance with what is provided on any Order, including any minimum commitments as provided thereunder. All Fees are non-refundable. All amounts not paid when due under this Agreement will accrue interest at the lesser of (1) (i) in the case this Agreement is governed by laws of the state of California, USA, one and one-half percent (1.5%) per month, or (ii) in the case this Agreement is governed by English laws, 3% per annum above the base rate of Barclays Bank plc for US Dollars from time to time, such interest provided for in this Section 6.1(1)(1) through (ii) above shall be compounded daily from the due date until payment in full is made or (2) the maximum rate permitted under applicable law. BMI may terminate Services immediately after Company’s failure to remit Fees when due. In the event it is necessary to allocate the Fees for each of the AV Product and AS Product, fifty percent of the per End User price shall be allocated to the AV Product and the remaining fifty percent shall be allocated to the AS Product.

6.2 Taxes. All prices are exclusive of all taxes (including value added tax), duties or levies, however they are designated or computed, Company will be responsible for, and pay all taxes based on payments due under this Agreement including, but not limited to, sales, use, or value-added taxes, duties, withholding taxes and other assessments now or hereafter imposed, exclusive of taxes based upon BMI’s net income.

6.3 Company’s Reports of Use / Audit of Use. Company will report and certify to Reseller the total number of End Users (i) within 5 days following the anniversary of the effective date of the applicable Order of an Enterprise License, and (ii) within 5 days following any quarter in which the number of End Users exceeds the number of End Users which has been invoiced by Reseller. Company will maintain records to track the number of End Users. BMI will have the right to audit (during normal business hours) no more than once per twelve (12) month period throughout the term of the Agreement, to confirm the accuracy of the number of End Users reported to BMI, and compliance with any other terms of the Agreement. This right will survive one (1) year after termination of the Agreement. Reseller must give prior written notice to audit five (5) business days in advance of the desired date. The audit will be conducted at Reseller’s expense unless such audit reveals an underpayment to Reseller in excess of 5% for the period being audited, in which case Company will bear the expenses of the audit.

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7. LIMITED WARRANTY AND WARRANTY DISCLAIMERS

7.1 WARRANTY DISCLAIMER. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RESELLER OR ITS SUPERIOR LICENSORS LICENSE THE SOFTWARE AND SERVICES HEREUNDER ON AN “AS IS” BASIS. RESELLER AND/OR ITS THIRD PARTY LICENSORS MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, OR STATUTORY (EITHER IN FACT OR BY OPERATION OF LAW), AND EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER RESELLER NOR ITS THIRD PARTY LICENSORS WARRANT THAT THE SOFTWARE, SERVICES, OR OTHER MATERIALS PROVIDED BY RESELLER OR ITS SUPERIOR LICENSORS TO COMPANY (1) IS FREE FROM DEFECTS, ERRORS OR BUGS, (2) THAT OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED, OR (3) THAT ANY RESULTS OR INFORMATION THAT MAY BE DERIVED FROM THE USE OF THE SOFTWARE WILL BE ACCURATE, COMPLETE, RELIABLE AND SECURE.

7.2 Company Warranty. Company specifically warrants that it will not process Spam in such a way as to negatively impact the Software or Services, as determined by Reseller or its superior licensors in its sole discretion. Specifically, Company agrees that it will not alert the sender of Spam to the presence of the Software or Services.

8. LIMITATION OF LIABILITY. (a) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL EITHER PARTY (INCLUDING RESELLER’S SUPERIOR LICENSORS) BE LIABLE TO THE OTHER FOR ANY LOSS OF PROFITS, COSTS OF PROCUREMENT OF SUBSTITUTE GOADS OR SERVICES, LOSS OF BUSINESS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF SUCH PARTY RECEIVED ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, PROVIDED, HOWEVER, THAT LIMITATIONS SET FORTH IN THIS SECTION SHALL OT APPLY TO ANY BREACH BY COMPANY OF SECTIONS 2, 3 AND 11. IN NO EVENT SHALL RESELLER’S AND ITS SUPERIOR LICENSORS AGGREGATE LIABILITY ARISING UNDER ANY PROVISION OF THIS AGREEMENT, REGARDLESS OF WHETHER THE CLAIM FOR SUCH DAMAGES IS BASED IN CONTRACT, TORT, OR OTHER LEGAL THEORY, EXCEED THE TOTAL AMOUNT PAID TO BMI PURSUANT TO THIS AGREEMENT DURING THE TWELVE (12) MONTHS PRIOR TO THE EVENT GIVING RISE TO SUCH LIABILITY. THE PARTIES AGREE THAT THIS SECTION 8 REPRESENTS A REASONABLE ALLOCATION OF RISK. SOME STATES AND COUNTRIES, INCLUDING MEMBER COUNTRIES OF THE EUROPEAN UNION, DO NOT ALLOW LIMITATION OR EXCLUSION OF LIABILITY OR LIMITATION OR EXCLUSION OF LIABILITY UNDER CERTAIN CIRCUMSTANCES, IN SUCH CASE THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

9. TERM AND TERMINATION

9.1 Term. Unless terminated as set forth herein, this Agreement will continue for the term specified on the applicable Order commencing from the date of such Order (the “Initial Term”), except with respect to an Evaluation License, this Agreement shall continue for a period of 30 days and upon Company’s written request and Reseller’s and its superior licensors written consent, the evaluation period may extend the term of this Agreement for only one additional 30 day period. Except with respect to an Evaluation Licenses, after the Initial Term, this Agreement will automatically be renewed for one-year periods unless either party gives notice of its intent not to renew, at least 60 days prior to the expiration of the Initial Term, or any one-year renewal thereof.

9.2 Termination. If the Parties default in the performance of any material provision of this Agreement, then the other party may terminate the Agreement upon thirty (30) days written notice if the default is not cured during such thirty (30) day period. Company’s failure to pay any Fees when due will constitute a default in the performance of a material provision of this Agreement and Reseller and its superior licensor may terminate the license granted hereunder and Services for such nonpayment. This Agreement may be terminated by one Party immediately at any time, without notice, upon (i) the institution by or against the other Party of insolvency, administration, receivership, administrative receivership or bankruptcy proceedings or any other proceedings for the settlement of such Party’s debts whether compulsorily or voluntarily (other than for purposes of amalgamation or reconstruction, if Company is located in the European Union, Ireland, Norway or Switzerland), (ii) such other Party making a general assignment for the benefit of creditors, (iii) such other Party’s dissolution, (iv) an encumbrancer takes possession of, or a receiver is appointed to, any of the property or assets of a party, (v) such Party ceases, or threatens to cease, to carry on business or a substantial part of its business; (vi) similar events as those referred to in subsection (i) through (v) above in any jurisdiction occur relating to such Party. In the case of an Evaluation License; either party may terminate this Agreement at any time upon written notice to the other party

CONFIDENTIAL TREATMENT REQUESTED

9.3 Effect of Termination or Expiration: Return of Materials. The license granted in Section 2 will immediately terminate upon this Agreement’s termination or expiration. Within thirty (30) calendar days after termination or expiration of this Agreement, Company will: (i) deliver to Reseller or its superior licensors or destroy all copies of the Software or other materials provided by Reseller or its superior licensor to Company; (ii) certify in writing (through an officer of Company) that such delivery or destruction has been fully effected and (iii) immediately pay to Reseller all amounts due and outstanding as of the date of such termination or expiration. Sections 1, 3, 4, 5, 7, 8, 9, 10, and 11 shall expressly survive any termination or expiration of this Agreement.

9.4 Alteration to the Software. Reseller’s superior licensor shall have the right to make any modifications and Upgrades to the Software including, without limitation, substituting the Virus Engine of its existing licensor (the “Combined BMI/Symantec Product”), Symantec Corporation, that is incorporated in the AV Product with anti-virus products of other third parties (the “AV Upgrade”). Reseller or its superior licensor shall made available such AV Upgrade to Company and in connection with the AV Upgrade, Company shall install the AV Upgrade and de-install the Combined BMI/Symantec Product and destroy all copies of such product and furnish to Reseller a certification signed by an officer of Company verifying that such delivery or destruction has been fully affected. Upon installation of the AV Upgrade, the license regarding the Combined BMI/Symantec Product will be terminated and the AV Upgrade will be substituted in its place as the AV Product.

10. CONFIDENTIALITY

10.1 Reseller, its superior licensors and Company will, from time to time, in connection with the performance of this Agreement, disclose Confidential Information to each other. Each Party agrees to hold in confidence such Confidential Information of the other Party to the same extent that it protects its own similar Confidential Information (and in no event using less than a reasonable degree of care) and to use such Confidential Information only as permitted under this Agreement. The receiving Party will not provide the Confidential Information of the disclosing Party to any third party. For purposes of this Agreement “Confidential Information” means information of a party or its superior licensors marked “Confidential” or information reasonably considered by the disclosing party to be of a proprietary or confidential nature; provided that the Software, any documentation, email probe addresses, information disclosed in design reviews and any pre-production releases of the Software provided by Reseller or its superior licensors will be expressly designated Confidential Information whether or not marked as such, Each Party agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information.

10.2 Exceptions. The foregoing restrictions will not apply with respect to any Confidential Information which (i) was or becomes publicly known through no fault of the receiving Party; (ii) was rightfully known or becomes rightfully known to the receiving Party without confidential or proprietary restriction from a source other than the disclosing Party; (iii) is independently developed by the receiving Party without reference to the Confidential Information; (iv) is approved by the disclosing Party for disclosure without restriction in a written document which is signed by a duly authorized officer of such disclosing Party; and (v) the receiving Party is legally compelled to disclose; provided that the receiving Party has given the disclosing Party reasonable notice and opportunity to contest such compulsion to disclose.

10.3 Restrictions. Company will not modify, transfer, resell for profit, distribute, copy, enhance, adapt, translate, decompile, reverse engineer, disassemble, or otherwise determine, or attempt to derive source code for any Software or any internal data files generated by the Software or to create any derivative works based on the Software or the Documentation, and agrees not to permit or authorize anyone else to do so. Company will not authorize or enable third parties to determine or attempt to determine the filtering rules used by the Software, under any circumstances. Company shall not host the Software for download by third parties.

11. GENERAL PROVISIONS

11.1 Assignment. The Parties may not assign or otherwise transfer any of its rights, obligations or licenses hereunder, whether by law or otherwise, without the prior written consent of the other Party. This Agreement will be binding upon and will inure to the benefit of the parties and their permitted successors and assigns.

11.2 Governing Law / Jurisdiction. This Agreement will be governed in all respects by the laws of the State of California, U.S.A. (excluding conflict of laws rules), without regard to the U.N. Convention on Contracts for the International Sale of Goods if the Software is shipped to any jurisdiction outside of the European Union, Iceland, Norway or Switzerland. This Agreement will be governed in all respects by the English laws if the Software is shipped to the European Union, Iceland, Norway or Switzerland. When the laws of the State of California U.S.A. apply, any dispute

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regarding this Agreement will be subject to the exclusive jurisdiction of the federal and state courts located in San Francisco County, California, U.S.A. and the Parties agree to submit to the personal and exclusive jurisdiction and venue of these courts. When the laws of the United Kingdom apply, any dispute regarding this Agreement will be subject to the exclusive jurisdiction of the English courts.

11.3 Relationship of the Parties. The relationship of the Parties under this Agreement is that of independent contractors, and no agency, partnership, joint venture, or employment is created as a result of this Agreement. The Parties acknowledge that Reseller is an independent contractor of its superior licensors and as such has no authority to bind its superior licensors.

11.4 Severability. If any provision of this Agreement or portion thereof is found to be invalid or unenforceable under applicable law, it shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allow by law without invalidating the remainder of such provision or the remaining provisions of this Agreement and such remaining provisions shall remain in full force and effect.

11.5 Force Majeure. Either party will be excused from any delay or failure in performance hereunder, except the payment of monies by Company to BMI, caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of God, earthquake, labor disputes and strikes, riots, war, novelty of product manufacture or other unanticipated product development problems, and governmental requirements.

11.6 Entire Agreement. (i) This Agreement, and (ii) the click-through agreement in case of electronic delivery or shrink-wrap agreement in case of physical delivery between BMI and Company (the “BMI License Agreement”), constitute the entire agreement between the Parties concerning the subject matter hereof and supersedes all proposals or prior agreements whether oral or written, and all communications between the Parties relating to the subject matter of this Agreement and all past courses of dealing or industry custom. Except where this Agreement references an Order, the terms and conditions of this Agreement will prevail, notwithstanding any variance with any purchase order or other written instrument submitted by a Party, whether formally rejected by the other Party or not. Unless expressly agreed to in writing by Reseller, the preprinted terms of any Company purchase order issued hereunder will be deemed stricken and of no force or effect. The BMI License Agreement shall govern and take precedence over any provisions in this Agreement that are in conflict with the BMI License Agreement.

11.7 Injunctive Relief. Company acknowledges that any breach of the provisions of Section 2, 3, 5 or 10 may cause Reseller or its superior licensors irreparable harm and significant injury to an extent that may be extremely difficult to ascertain. Accordingly, Company agrees that Reseller and its superior licensors will have, in addition to any other right remedies available to it at law or in equity, the right to seek injunctive relief to enjoin any breach or violation of such sections.

11.8 U.S. Government Restricted Rights. RESTRICTED RIGHTS LEGEND. All BMI products and documentation are commercial in nature. The software and software documentation are “Commercial Items”, as that term is defined in 48 C.F.R. section 2.101, consisting of “Commercial Computer Software” and “Commercial Computer Software Documentation”. as such terms are defined in 48 C.F.R. section 252.227-7014(a)(5) and 48 C.F.R. section 252.227-7014(a)(1), and used in 48 C.F.R. section 12.212 and 48 C.F.R. section 227.7202, as applicable. Consistent with 48 C.F.R. section 12.212, 48 C.F.R. section 252.227-7015, 48 C.F.R. section 227.7202 through 227.7202-4, 48 C.F.R. section 52.227-14 and other relevant sections of the Code of Federal Regulations, as applicable, BMI’s computer software and computer software documentation are licensed to United States Government end users with only those rights as granted to all other end users, according to the terms and conditions contained in this Agreement. Manufacturer is Brightmail Incorporation, 301 Howard Street, Suite 1800, San Francisco, CA and the manufacturer for the anti-virus software that is integrated with Brightmail’s software product, Symantec Corporation, 20330 Stevens Creek Blvd., Cupertino, CA 95014.

11.9 Third Party Beneficiary. In the event any third party products are incorporated in the Software such as the AV Product, Reseller will enforce the rights of its superior licensors regarding any provisions that are for such superior licensor’s benefit.

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IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the Effective Date.

RESELLER	COMPANY

BY:	BY:

NAME:	NAME:

TITLE:	TITLE:

EXHIBIT C

FEES AND PRODUCT DISCOUNT

1.	Product: Brightmail Anti-Spam Solution and any subsequent Updates and Upgrades.

2.	Product Discount to Reseller: the amount (the “Discount”) representing % of the then current BMI subscription list price per user per year of the Product, as such may be modified within BMI’s sole discretion from time to time (the per End User price after giving effect to the Discount, the “Discounted Price”).

3.	The Fees payable by the Reseller for each Order (the “Initial Fee”) shall equal (A) (1) the total number of End Users multiplied by (2) the Discounted Price, plus (B) the fees for any premium Product Support purchased by the Corporation. Initial Fees will be due and payable upon the effective date of the applicable Subscription Agreement or delivery of the Product, whichever is earlier.

4.	The Fees payable by the Reseller for any increase in the number of End User as reported in the Product Report shall equal (A) the product of (i) any such increase in the number of End User and (ii) the Discounted Price.

5.	For any renewal, BMI will invoice Reseller within 30 days after (i) BMI has received Reseller’s notice of a Corporation’s renewal, or (ii) a Corporation’s failure to provide notice of its intention to terminate, whichever is earlier.

EXHIBIT D

PRODUCT SUPPORT

BMI offers several support offerings that meet the different needs of our customers. All BMI customers are enrolled in the Standard Service support plan. Customers that require additional services is required to purchase one of the Premium Support offerings. The details of the Brightmail support programs can be founded at http://www.brightmail.com/suppport offerings.html.

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EXHIBIT E

ORDER

Items to include in Reseller’s Purchase Order:

•	The Order number,

•	Reseller billing information, contact name, address, phone number and email address

•	Corporation name, address, phone number, and contact name and email address

•	Technical contact name, title, address, and phone number,

•	Full Product Description,

•	Net Price to BMI and Applicable Minimum Commitments (minimum fee/number of End User per year),

•	Subscription Agreement term, include beginning date and end date,

•	Corporation’s distribution email address for the provision of Rules and Rule Updates,

•	Territory/Location of Software, city and state,

•	Method of Payment, and

•	MTA and OS.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT H

ENTERPRISE AGREEMENT.

LICENSE AND SERVICES

ENTERPRISE AGREEMENT

This License and Services Agreement (“Agreement”) is entered into                      (“Effective Date”) by and between Brightmail Incorporated, a California corporation (“BMI”) with principal offices at 301 Howard Street, Suite 1800, San Francisco, CA 94105 and                     , and a                      corporation and its Affiliates (“Company”), with principal offices at                      (collectively referred to as the “Parties”.).

WHEREAS, BMI develops and licenses client-server software, and renders accompanying services, which enable Enterprises to reduce or eliminate unsolicited email messages from their email systems;

WHEREAS, Company, a [Type of business], provides Internet access and electronic mail services to its employees, contractors, and agents;

WHEREAS, Company desires to license BMI’s software and subscribe to its services and BMI desires to grant and render the same; and

NOW THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree to the following terms and conditions, which set forth the rights, duties and obligations of the Parties:

1	DEFINITIONS

1.1	“Affiliates” means (a) any subsidiaries in which Company owns greater than fifty percent (50%) of such entity, and (b) joint ventures in which Company or Company subsidiary or affiliate holds an interest greater than fifty percent (50%) of such entity, provided in all cases that Company shall guarantee the performance of the obligations of its Affiliates and enforce compliance with such obligations on BMI’s and its superior licensor’s behalf.

1.2	“Email Service” means the Company’s email services provided to End Users for the purposes of conducting Company’s internal business and which are enabled via Company’s mail transfer agent (“MTA”) as described in Exhibit A.

1.3	“End Use” is the individual holder, or authorized user of an email Mailbox account or an address (“Email Account”) hosted by Company’s email service to Company’s employees, contractors, and other Company agents.

1.4	“Documentation” is BMI’s standard system guide documentation that outlines the system architecture and its interfaces. It includes comprehensive guides on installation and operations.

1.5	“Email Address” is a name that identifies an electronic post office box on a network where an email can be sent. Every End User has a unique email address, but such End User may not have a Mailbox.

1.6	“IP Rights” means all intellectual property rights in the Software, the Documentation, BMI Trademarks, and trademarks of BMI’s superior licensors, and/or which are derived or arise from the Services, including copyrights, inventions, patents, trade marks, service marks, trade names, moral rights, mask words, trade secrets, goodwill, confidential and proprietary information, compositions and formula, whether created in the United States of America or elsewhere, and all applications for registration and registrations of such rights anywhere in the World.

1.7	“Mailbox (es)” is an area, in memory or on a storage device, where email may be sent, placed, or received by an End User at a designated Email Account. An End User may hold or have authorized use of one or more Mailboxes.

1.8	“Rule(s)” are explicit, conditional statements, or criteria, that is used and created by BMI to detect and filter spam.

1.9	“Rule Update(s)” are current adaptations to explicit conditional statements, or criteria, that is used and created by BMI to detect and filter spam.

CONFIDENTIAL TREATMENT REQUESTED

1.10	“Server(s)” Company’s hardware functioning in conjunction with the Software to filter, divert, reject, or discard incoming End User email which is suspected to be spam.

1.11	“Service(s)” is (i) the provision of the Software functionality, including Updates and Upgrades, (ii) the creation of Rules and Rules Updates, and (iii) the provision of “second line” support as described in Exhibit B attached hereto. Services referenced under this Section 1.11 exclude any professional or consulting services.

1.12	“Software” is (i) BMI’s proprietary inbound email-filtering Software to reduce Spam (“AS Product”) and/or Virus (“AV Product”) as set forth in Exhibit A, (ii) any third party software products which may be integrated with BMI’s email-filtering software product, (iii) Updates and Upgrades, and (iv) Documentation. Any Rules. Rule Updates, Updates, and Upgrades that BMI releases become part of the software. The Software is more fully described in Exhibit A.

1.13	“Spam” is the mass electronic distribution of unsolicited, bulk email to individual email accounts or email lists Also referred to as “junk email” or “bulk email”.

1.14	“Updates” are minor updates, error corrections and bug fixes that do not add significant new functionality to the Software, and that are released by BMI or its third party licensors. Updates are designated by an increase to the Software’s release number to the right of the decimal point (e.g., Software 1.0 to Software 1.1). The term Updates specifically excludes Upgrades or new software versions marketed and licensed by BMI as a separate product.

1.15	“Upgrade(s)” are versions to the Software, which add new enhancements to existing functionality or new functionality, if and when it is released by BMI or its third party licensors, in their sole discretion. Upgrades are designated by an increase in the Software’s release number, located to the left of the decimal point (e.g., Software 1.x to Software 2.0). In no event shall Upgrades include any new versions of the Software marketed and licensed by BMI or its third party licensors as a separate product.

1.16	“Virus (es)” is program or code that inserts, replicates, and infects another program, boot sector, partition sector or document that supports macroes. Viruses may be “worms” and “trojan horses”.

2.	ENTERPRISE LICENSE GRANT.

BMI grants to Company a non-exclusive, non-sublicensable and non-transferable license during the Term of this Agreement to use the Software and Documentation on Servers, solely in connection with the provision of Email Accounts to End Users as part of the Email Service. The duration and scope of this license is further defined in Exhibit A. Company shall receive the provision of Services along with this license. The license and Services are co-terminus.

3.	PROPRIETARY RIGHTS

3.1	Proprietary Rights. Title to and ownership of the Software, Documentation, and other materials and all associated IP Rights related to the foregoing provided by BMI to Company will remain the exclusive property of BMI and/or its third party licensors.

3.2	Proprietary Notices. Company and its employees and agents will not remove or alter any BMI trademarks, trademarks of BMI’s superior licensors or other proprietary notices, legends, symbols, or labels appearing on or in copies of the Software and Documentation or other materials delivered to Company by BMI.

4.	NO OTHER RIGHTS.

4.1	Except as expressly provided herein, no right, title or interest in any Software and Documentation is granted by BMI to Company.

5.	DELIVERY

5.1	BMI will electronically deliver one copy of the Software and the Documentation to Company. Company will have a maximum of thirty (30) days from the date Company receives the Software to reject for any major nonconformity of the Software to the specifications contained in the Documentation. Any rejection must be in writing stating the reasons for rejection. Company’s exclusive remedy and BMI’s entire liability in the event of a rejection will be prompt correction of such nonconformity.

CONFIDENTIAL TREATMENT REQUESTED

6.	OWNERSHIP

6.1	Unless otherwise agreed in writing, any programs, inventions, concepts, documentation, specifications or other written or graphical materials and media created or developed by BMI or its. superior licensors during the course of its performance of this Agreement, or any related consulting or professional service agreements, including all copyrights, patents, trade secrets, trademark, moral rights, or other intellectual property rights (“Intellectual Property Right(s)”) associated with the performance of such work shall belong exclusively to BMI or its superior licensors and shall, in no way be considered a work made for hire for Company within the meaning of Title 17 of the United States Code (Copyright Act of 1976).

7.	TRADEMARKS

7.1	Grant of Rights. Upon Company’s request and BMI’s consent, Company is hereby granted, throughout the term, a limited non-exclusive, nontransferable license to use those BMI trademarks, trademarks of its superior licensors, logos, service marks, and trade names (collectively called “BMI Trademarks”) in the form provided by BMI in connection with its obligations under this Section 7, and in accordance with the BMI Trademark guidelines or third party licensor trademark guidelines (“Guidelines”) found or referenced at http://www.brightmail.com/trademark.html as updated from time to time. Company agrees that it will not use any BMI Trademarks or third party licensor trademarks in a manner inconsistent with the Guidelines, or register any BMI Trademarks or third party licensor trademarks in Company’s name, or permit any other third party to register any such trademarks.

8	FEES AND PAYMENTS

8.1	Fees. Company will pay to BMI the License and Service fees (“Fees”) in accordance with the provisions of Exhibit A. All Fees are non-refundable.

8.2	Late Payments. All amounts not paid when due under this Agreement will accrue interest at the lesser of one and one-half percent (1.5%) per month or the maximum rate permitted under applicable law. BMI may terminate Services immediately upon Company’s failure to pay the Fees.

8.3	Taxes. All prices are exclusive of all taxes, duties or levies, however they are designated or computed. Company will be responsible for, and pay all taxes based on payments due under this Agreement including, but not limited to, sales, use, or value-added taxes, duties, withholding taxes and other assessments now or hereafter imposed, exclusive of taxes based upon BMI’s net income.

8.4	Company’s Reports of Use. Company shall make such report and certification to BMI as required by Exhibit A attached hereto and in sufficient detail to permit the proper calculation of all Fees owed to BMI. BMI may invoice Company based on previously reported numbers due to Company’s failure to report timely and calculate late fees on any true-ups or late payments due to Company’s failure to report timely. This does not waive Company’s obligation to report annually.

8.6	Audit of Use. Company will maintain records to track the number of End Users. BMI will have the right to audit no more than once per twelve (12) month period throughout the term of the Agreement, to confirm the accuracy of the number of End Users reported to BMI, and compliance with any other terms and conditions of the Agreement. This right will survive one (1) year after termination of the Agreement. Audit will take place during normal business hours and in accordance with Company’s standard security procedures. BMI must give a prior written notice to audit five (5) business days in advance of the desired date. The audit will be conducted at BMI’s expense unless such audit reveals an underpayment to BMI in excess of 5% for the period being audited, in which case Company will bear the expenses of the audit.

9	LIMITED WARRANTY

9.1

Limited Warranties. BMI WARRANTS TO COMPANY THAT THE SOFTWARE, WHEN PROPERLY INSTALLED AND PROPERLY USED, WILL SUBSTANTIALLY CONFORM TO THE SPECIFICATIONS IN THE DOCUMENTATION FOR A PERIOD OF NINETY (90) DAYS FROM THE EFFECTIVE DATE (“WARRANTY PERIOD”). FOR ANY BREACH OF THE WARRANTY CONTAINED IN THIS SECTION 9.1, COMPANY’S EXCLUSIVE REMEDY AND BMI’S ENTIRE LIABILITY, WILL BE PROMPT CORRECTION OF ANY ERROR OR NONCONFORMITY, PROVIDED THAT THE NONCONFORMITY HAS BEEN REPORTED TO BMI BY COMPANY WITHIN THE WARRANTY PERIOD. IN THE EVENT

CONFIDENTIAL TREATMENT REQUESTED

BMI FAILURE TO REMEDY ANY ERRORS OR NONCONFORMITIES WITH RESPECT TO EITHER THE AV PRODUCT OR AS PRODUCT, COMPANY MAY TERMINATE THE LICENSE ONLY WITH RESPECT TO THE PRODUCT THAT ARE THE SUBJECT OF THE PARTIAL FAILURE AND RECEIVE A PRO-RATA REFUND FOR SERVICES NOT RENDERED WITH RESPECT TO SUCH AV PRODUCT OR AS PRODUCT DUE TO A BREACH OF THIS WARRANTY. THIS WARRANTY IS MADE SOLELY TO COMPANY AND IS NOT TRANSFERRABLE TO ANY END USER OR OTHER THIRD PARTY.

9.2	WARRANTY DISCLAIMER. BMI LICENSES THE SOFTWARE TO COMPANY ON AN “AS IS” BASIS. THE EXPRESS WARRANTIES SET FORTH IN SECTION 9.1 OF THIS AGREEMENT CONSTITUTE THE ONLY PERFORMANCE WARRANTIES WITH RESPECT TO THE SOFTWARE AND DOCUMENTATION. BMI AND/OR ITS THIRD PARTY LICENSORS MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY (EITHER IN FACT OR BY OPERATION OF LAW), AND EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER BMI NOR ITS THIRD PARTY LICENSORS WARRANT THAT THE SOFTWARE AND DOCUMENTATION IS ERROR-FREE OR THAT OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED.

9.3	Company Warranty. Company specifically warrants that it will not process Spam in such a way as to negatively impact the Software and Services, as determined by BMI in its sole Discretion. Specifically, Company agrees that it will not alert the sender of Spam to the presence of the Software and Services.

10	MAINTENANCE AND SUPPORT SERVICES

10.1	BMI and Company agree to provide the respective First Line Support and Second Line Support obligations as defined in Exhibit B.

11	INDEMNITY

11.1	Indemnification by BMI. BMI will defend, indemnify and hold Company harmless from any third-party suit or action against Company to the extent such suit or action is based on a claim that the Software infringes any U.S. patent, copyright, trademark or trade secret or other intellectual property right held by such third party; and BMI will pay those damages finally awarded against Company in any monetary settlement of such suit or action. These obligations do not include any claims that arise from the use of the Software in violation of this Agreement or in combination with third party software or hardware not supplied by BMI, or any modification made to the Software by anyone other than BMI, or any revisions of the Software for which any Updates, fixes or revisions have been made available by BMI to Company if such claims would have been avoided by the installation or use of such Updates, fixes or revisions. The indemnity obligations set forth in this section are contingent upon: (a) Company giving prompt written notice to BMI of any such claim(s); (b) BMI having sole control of the defense or settlement of the claim; and (c) at BMI’s request and expense, Company cooperating in the investigation and defense of such claim(s). In the event that the continued use of the Software is enjoined by a court of competent jurisdiction (the date of such injunction, the “Injunction Date”), BMI, at its election will, at its own cost and expense, either (a) procure for Company the right to continue the use of the Software; (b) modify or replace the Software in such a way that the use thereof does not infringe; or as a last resort in the neither of the foregoing alternatives is reasonably feasible, (c) terminate this Agreement by notice to Company and refund to Company on a pro rata basis Fees paid to BMI for the Software commencing from the Injunction Date.

11.2

Indemnification by Company. Company will defend, indemnify and hold BMI harmless from any third-party claim or suit brought against BMI or its superior licensors, including a claim or suit initiated by an End User, to the extent such suit or action is based on a claim arising from (i) Company’s use of the Software with any hardware or software that infringes the Intellectual Property Right of a third party in the case where the Software alone would not have infringed in the absence of the combination, (ii) any use of the Software by Company which deviates from the provisions of this Agreement, and (iii) a negligent act or omission of Company. Company will pay those damages finally awarded against BMI in any monetary settlement of such suit or action and all associated costs that are specifically attributable to such claim. The indemnity obligations set forth in this section are contingent upon (a) BMI giving prompt written notice to Company of any such claim(s); (b) Company having sole control of the defense or settlement of the claim; and (c) at Company’s request and expense, BMI cooperating in the investigation and defense of such claim(s). To the maximum extent permitted by applicable

CONFIDENTIAL TREATMENT REQUESTED

law, this section states the entire indemnification obligations and liability of Company with respect to claims subject to this section.

12	TERM AND TERMINATION

12.1	Term. Unless terminated as set forth herein, this Agreement will commence on the Effective Date, and will continue for the length of time specified in Exhibit A (“Initial Term”). Thereafter, this Agreement will automatically renew on the Effective Date anniversary for additional one (1) year periods unless either Party gives notice of its intent not to renew, at least sixty (60) days prior to the expiration of the Initial Term, or any one (1) year renewal thereof. The Initial Term and any renewals will collectively be referred to as “Term”.

12.2	Termination. If either Party defaults in the performance of any material provision of this Agreement, then the non-defaulting Party may terminate the Agreement upon thirty (30) days written notice if the default is not cured during such thirty (30) day period. Company’s failure to pay Fees when due will constitute a default in the performance of a material provision of this Agreement and BMI may terminate Services for such nonpayment. This Agreement may be terminated by one Party immediately at any time, without notice, upon (i) the institution by or against the other Party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of such Party’s debts, (ii) such other Party making a general assignment for the benefit of creditors, or (iii) such other Party’s dissolution.

12.3	Effect of Termination or Expiration: Return of Materials. The license granted in Section 2 and Services will immediately terminate upon the effective date of the termination or expiration. Within thirty (30) calendar days after termination or expiration of this Agreement, Company will deliver to BMI or destroy all copies of the Software and furnish to BMI a certification signed by an officer of Company verifying that such delivery or destruction has been fully affected.

12.4	Alteration to the Software. BMI shall have the right to make any modifications and Upgrades to the Software including, without limitation, substituting the Virus Engine of its existing licensor (the “Combined BMI/Symantec Product”), Symantec Corporation, that is incorporated in the AV Product with anti-virus products of other third parties (the “AV Upgrade”). BMI shall make available such AV Upgrade to Company and in connection with the AV Upgrade, Company shall install the AV Upgrade and de-install the Combined BMI/Symantec Product and destroy all copies of such product and furnish to BMI a certification signed by an officer of Company verifying that such delivery or destruction has been fully affected. Upon installation of the AV Upgrade, the license regarding the Combined BMI/Symantec Product will be terminated and the AV Upgrade will be substituted in its place as the AV Product.

13	CONFIDENTIALITY

13.1	Non-Disclosure. BMI and Company will, from time to time, in connection with the performance of this Agreement, disclose Confidential Information to each other. Each Party agrees to hold in confidence such Confidential Information of the other Party to the same extent that it protects its own similar Confidential Information (and in no event using less than a reasonable degree of care) and to use such Confidential Information only as permitted under this Agreement. The receiving Party will not provide the Confidential Information of the disclosing Party to any third party. For purposes of this Agreement “Confidential Information” means information of a party marked “Confidential” reasonably considered by the disclosing party to be of a proprietary or confidential nature; provided that the Software, Services and Documentation, email probe addresses, information disclosed in design reviews and any pre-production releases of the Software provided by BMI will be expressly designated Confidential Information whether or not marked as such. Each Party agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information.

13.2	Exceptions. The foregoing restrictions will not apply with respect to any Confidential Information which (i) was or becomes publicly known through no fault of the receiving Party; (ii) was rightfully known or becomes rightfully known to the receiving Party without confidential or proprietary restriction from a source other than the disclosing Party; (iii) is independently developed by the receiving Party without reference to the Confidential Information; (iv) is approved by the disclosing Party for disclosure without restriction in a written document which is signed by a duly authorized officer of such disclosing Party; and (v) the receiving Party is legally compelled to disclose; provided that the receiving Party has given the disclosing Party reasonable notice and opportunity to contest such compulsion to disclose.

CONFIDENTIAL TREATMENT REQUESTED

13.3	Restrictions. Except as specifically provided for in this Agreement, Company will not (i) modify, transfer, resell for profit, distribute, copy, enhance, adapt, translate, decompile, reverse engineer, disassemble, decrypt or otherwise determine, or attempt to derive source code for any Software or any internal data files generated by the Software or to create any derivative works based on the Software and Documentation or Documentation, and agrees not to permit or authorize anyone else to do so, or (ii) host the Software for download by any third parties. Company will not authorize or enable third parties to determine or attempt to determine the filtering rules used by the Software, under any circumstances.

14	GENERAL PROVISIONS

14.1	Notices. Any notice required or permitted by this Agreement must be in writing and must be sent by facsimile, recognized commercial overnight courier, or United States registered or certified mail, and must be evidenced by a delivery confirmation receipt, however sent. Notices will be addressed as set forth in Exhibit B.

14.2	Waivers and Amendment. The waiver by either Party of a breach of or a default under any provision of this Agreement will not be construed as a waiver of any subsequent breach of the same or any other provision of the Agreement, nor will any delay or omission on the part of either Party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy. No amendment or modification of any provision of this Agreement will be effective unless in writing and signed by a duly authorized signatory of BMI and Company.

14.3	Assignment; No Conflict of Interest. The Parties may not assign or otherwise transfer any of its rights, obligations or licenses hereunder, whether by law or otherwise, without the prior written consent of the other Party. Notwithstanding the foregoing, BMI may assign this Agreement in connection with a sale of all or substantially all of its assets, merger or consolidation. Any assignment contrary to this provision shall be void and of no effect. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their permitted successors and assigns.

14.4	Representations. Each Party represents that it has full power and authority to undertake the obligations as forth in this Agreement, and that each Party’s performance under this Agreement does not and will not violate any third-party agreements, or understandings.

14.5	LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF SUCH PARTY RECEIVED ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, PROVIDED, HOWEVER, THAT LIMITATIONS SET FORTH IN THIS SECTION SHALL NOT APPLY TO ANY BREACH BY COMPANY OF SECTIONS 3, 7 OR 13 HEREUNDER. IN NO EVENT SHALL BMI’S AGGREGATE LIABILITY ARISING UNDER ANY PROVISION OF THIS AGREEMENT, REGARDLESS OF WHETHER THE CLAIM FOR SUCH DAMAGES IS BASED IN CONTRACT, TORT, OR OTHER LEGAL THEORY, EXCEED THE TOTAL AMOUNT PAID TO BMI PURSUANT TO THIS AGREEMENT DURING THE TWELVE (12) MONTHS PRIOR TO THE EVENT GIVING RISE TO SUCH LIABILITY. THE PARTIES AGREE THAT THIS SECTION 14.5 REPRESENTS A REASONABLE ALLOCATION OF RISK.

14.6	Governing Law. This Agreement will be governed in all respects by the substantive laws of the State of California, United States of America (excluding conflict of laws rules) as applied to agreements entered into and to be performed entirely within the State of California between California residents, without regard to the U.N. Convention on Contracts for the International Sale of Goods. Any dispute regarding this Agreement will be subject to the exclusive jurisdiction of the California state courts in and for San Francisco County, California (or, if there is exclusive federal jurisdiction, the United States District Court for the Northern District of California), and the Parties agree to submit to the personal and exclusive jurisdiction and venue of these courts.

14.7	Export Controls. Company understands and acknowledges that the Software is subject to regulation and licensing requirement imposed by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export, reexport or diversion of certain products and technology to certain countries and for particular end use applications without government approval.

CONFIDENTIAL TREATMENT REQUESTED

14.8	Relationship of the Parties. The relationship of the Parties under this Agreement is that of independent contractors, and no agency, partnership, joint venture, or employment is created as a result of this Agreement and neither Company nor its agents have any authority of any kind to bind BMI in any respect whatsoever.

14.9	Injunctive Relief. Company acknowledges that any breach of the provisions of Section 2 or 13 may cause BMI irreparable harm and significant injury to an extent that may be extremely difficult to ascertain. Accordingly, Company agrees that BMI will have, in addition to any other right remedies available to it at law or in equity, the right to seek injunctive relief to enjoin any breach or violation of such sections.

14.10	Headings. The captions and section and paragraph headings used in this Agreement are inserted for convenience only and will not affect the meaning or interpretation of this Agreement.

14.11	Severability. If the application of any provision or provisions of this Agreement to any particular facts of circumstances will be held to be invalid or unenforceable by any court of competent jurisdiction, then: (a) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement will not in any way be affected or impaired thereby; and (b) such provision or provisions will be reformed without further action by the Parties, to and only to, the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances; and, in any event, the remainder of this Agreement will remain in full force and effect.

14.12	Force Majeure. Either Party will be excused from any delay or failure in performance hereunder, except the payment of monies by Company to BMI, caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of God, earthquake, labor disputes and strikes, riots, war, novelty of product manufacture or other unanticipated product development problems, and governmental requirements. The obligations and rights of the Party so excused will be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay; provided that such Party will give notice of such force majeure event to the other Party as soon as reasonably possible.

14.13	Identification. BMI will have the right to use Company’s name in connection with BMI’s customer reference list for the sole purposes of identifying Company as a customer of BMI.

14.14	Entire Agreement. The parties acknowledge that it has read this Agreement and all Exhibits, understands them, and agrees to be bound by their terms. This Agreement, including the Exhibits hereto, constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all proposals or prior agreements whether oral or written, and all communications between the Parties relating to the subject matter of this Agreement and all past courses of dealing or industry custom. The terms and conditions of this Agreement will prevail, notwithstanding any variance with any purchase order or other written instrument submitted by a Party, whether formally rejected by the other Party or not. The preprinted terms of any Company purchase order issued hereunder will be deemed stricken and of no force or effect. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

14.15	U.S. Government Restricted Rights. RESTRICTED RIGHTS LEGEND. All BMI products and documentation are commercial in nature. The software and software documentation are “Commercial Items”, as that term is defined in 48 C.F.R. section 2.101, consisting of “Commercial Computer Software” and “Commercial Computer Software Documentation”, as such terms are defined in 48 C.F.R. section 252.227-7014(a)(5) and 48 C.F.R. section 252.227-7014(a)(1), and used in 48 C.F.R. section 12.212 and 48 C.F.R. section 227.7202, as applicable. Consistent with 48-C.F.R. section 12.212, 48 C.F.R. section 252.227-7015, 48 C.F.R. section 227.7202 through 227.7202-4,48 C.F.R. section 52.227-14 and other relevant sections of the Code of Federal Regulations, as applicable, BMI’s computer software and computer software documentation are licensed to United States Government end users with only those rights as granted to all other end users, according to the terms and conditions contained in this Agreement. Manufacturer is Brightmail Incorporation, 301 Howard Street, Suite 1800, San Francisco, CA.

14.16	Third Party Beneficiary. In the event any third party products are incorporated in the Software such as the AV Product, BMI will enforce the rights of its superior licensor regarding any provisions that are for such superior licensor’s benefit.

CONFIDENTIAL TREATMENT REQUESTED

14.17	Survival. The respective rights and obligations of BMI and Company under the provisions of sections 1, 3, 4, 6, 8, 9.2, 12.3, 13, and 14 shall expressly survive any termination or expiration of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement effective as of the Effective Date.

Attachments: Exhibit A. License, and Exhibit B. Services

BRIGHTMAIL INCORPORATED	COMPANY

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

COMPANY PURCHASE ORDER NUMBER:

EXHIBIT A

LICENSE

1. DEFINITIONS. Capitalized terms used in this Exhibit A but not otherwise defined herein shall have the meanings given in the Agreement.

2. COMPANY WILL RECEIVE THE FOLLOWING:

a.	The Software:

(i)	Software: Anti-Spam Solution, release 4.x or higher.

(ii)	Documentation: Installation and Operations Guide and Security White Papers

(iii)	Services

3. LICENSES GRANTED TO COMPANY FOR USE ON COMPANY’S MAIL PLATFORM.

a.	Initial Term: Years from the Effective Date.

b.	Territory: United States

c.	The licenses granted by BMI to Company may only be used on the following:

(i)	Company’s MTA:

(ii)	Company’s Operating System (“OS”): Solaris

4. FEES

a.	Minimum Commitment: End Users per year or $ of Annual License Fee.

b.	Price per End Users: US $ , exceeding the Minimum Commitment will be used to calculate Adjustments (as defined below).

In the event it is necessary to allocate the Fees for each of the AV Product and AS Product, * of the per End User price shall be allocated to the AV Product and the remaining * shall be allocated to the AS Product.

5. REPORT OF USE

a.	On or before the Effective Date, Company will report to BMI the total number of End Users existing on its Email Services.

b.

Within five (5) days of each anniversary of the Effective Date, Company will submit an annual report specifying the total number of End Users existing on the Company’s Email Services on the applicable anniversary (“Annual Report”) and shall within five (5) days after the end of any given calendar quarter, submit a report if the number of End Users exceeds the number of End Users for which Company has

CONFIDENTIAL TREATMENT REQUESTED

been invoiced,. Company agrees that it shall not reduce or eliminate the number of End Users for the purpose of avoiding or reducing its payment obligations to BMI under the Agreement.

6. PAYMENT TERMS

a.	Fees for the Initial Term will be due and payable upon the Effective Date. Such Fee will be based on the greater of the total number of End Users reported on or before the Effective Date or the Minimum Commitment.

b.	For any renewal, BMI will invoice Company within thirty (30) days of Company’s notice to renew or its failure to provide notice if its termination, whichever is earlier.

c.	If the number of End Users reported in the Annual Report exceeds the number of End Users for which Company has already paid a Fee (the “Additional End Users”), or if during any quarter, the number of End Users exceeds the number of End Users for which has been invoiced by BMI, Company will report such number to BMI in accordance with the terms and conditions of this Agreement and BMI shall invoice Company for the difference (“Adjustments”). Adjustments will be calculated by multiplying the number of Additional End Users by the Annual fee per End User. BMI will invoice Company for such Adjustments to the Fees within thirty (30) days of Company’s report to BMI.

d.	Company shall pay all invoices within thirty (30) days from date of invoice.

e.	All payments will be made in U.S. Dollars.

7. NOTICES. Below is the contact information for the Parties:

BMI NOTICE INFORMATION		COMPANY NOTICE INFORMATION

Contract Contact:		Contract Contact:

Business Contact:		Business Contact:

Technical Contact:		Technical Contact:

Billing Contact:	*	Billing Contact:	[Name]
	*		[Phone]
	*		[Email]
[Address, if different]
Address:	301 Howard Street, Suite 1800 San Francisco, CA 94105	Address:
Main Phone Number:	*	Main Phone Number:
Billing Phone Number:	*	Billing Phone Number:
Fax Phone Number:	*	Fax Phone Number:

EXHIBIT B

SERVICES

1. DEFINITIONS. Capitalized terms used in this Exhibit B but not otherwise defined herein shall have the meanings given in the Agreement.

CONFIDENTIAL TREATMENT REQUESTED

2. SECOND LINE SUPPORT.

A.	Support Hours; Designated Contact. BMI will provide up to twenty-five (25) Support Incidents (as defined in Section 2(C) below) to Company’s designated technical personnel “Second Line” telephone support Monday through Friday 6:00am to 6:00pm PST and such other standard support which description can be found at http://www.brightmail.com/support offerings.html. Company shall designate only one technical personnel and only such named personnel shall be entitled to receive technical support from BMI. Company may contact BMI support at *, or call US Toll Free at *, or go to our support site at *.

B.	Support. Second Line support consists of the following:

a.	Prepare and make Rules, Rule Updates, Updates and Upgrades available to a Company for download.

b.	Respond to Company’s requests for escalation as it relates to the Service or Software.

c.	Acknowledge and respond accordingly to Company’s notification of any scheduled MTA maintenance and Architecture changes.

d.	Resend Rule and Rule Updates upon Company’s request.

e.	Work with Company to isolate and determine any issues related to network transmission errors.

f.	Take appropriate corrective action or provide workarounds on any identified Software Errors, where reasonably available to BMI. Error classification is determined by BMI, taking into consideration the input and suggestions of Company. An “Error” is an error in the Software about which Company can provide BMI with enough information to reproduce the error.

Company shall and shall cause its personnel to, reasonably cooperate with BMI in BMI’s efforts to provide technical support hereunder,

C.	Scope. Company shall be entitled to up to twenty-five (25) incidents of BMI support (“Support Incidents”). A Support Incident is a technical support issue that requires BMI technical personnel to resolve and includes all follow-up until the incident is resolved. A support incident does not include any Errors.

D.	Escalation.

The parties agree to use the following procedure to resolve support/maintenance problems with respect to the Software:

(i) Company will first attempt to isolate the source and nature of the problem using resources reasonably at its disposal. If investigation indicates the problem may be caused by an Error in the Software, Company will collect pertinent information necessary for resolution, and use reasonable efforts to resolve the problem. Company will make available to BMI all requested information to enable BMI to resolve the issue. If Company can not resolve the problem, it will collect the pertinent information that may assist and expedite resolution, and then report the problem and information by telephone or in writing (email accepted) to BMI as set forth herein.

(ii) BMI and Company shall reasonably and in good faith assign a priority to the Error. BMI shall use reasonable efforts in responding to the Error with a Software workaround or patch, closing the problem with a Software Update or Upgrade, and reporting status, as follows:

Priority	Response Time	Work Around	Closure Time (Software Fix)	Status Report

Critical	One Hour	Twenty-four (24) Hours	Ten (10) Business Days	Weekly

Non-Critical	Next Business Days	Eight (8) Business Days	First Major or Minor Software Release after the next ninety (90) Business Days	At Company’s request

CONFIDENTIAL TREATMENT REQUESTED

(iii) It is recognized by Company that such level of effort will not always result in a problem’s resolution according to the above timetable. For the purpose of this paragraph: “Critical” shall mean use of the Software is severely impacted or stopped; “Non-Critical” shall mean use of the Software is ongoing; and “Business Day” shall mean a day during which BMI conducts its regularly scheduled business operations, excluding holidays observed by BMI.

(iv) Response time is the time in which BMI provides acknowledgement of Company’s request. Such time period begins upon the time logged for Company’s initial contact to BMI and provides BMI with the information necessary to assist and expedite resolution.

(v) Work Around Time is the time in which BMI provides at least a temporary remedy (“Work Around”). Such time period begins upon the beginning of the Response Time, whether or not BMI has contacted Company.

(vi) Closure time is the time in which BMI provides a permanent remedy to an Error. Such time period begins upon the beginning of the Response Time, whether or not BMI has contacted Company.

If at any time throughout the escalation process, Company has a question concerning the escalation process Company may contact the Director of Customer Support at *.

3. FIRST LINE SUPPORT. Company agrees to provide full “First Line” customer support to End Users and acknowledges that BMI will not be responsible for providing any such services. Company will ensure that a sufficient number of its employees are trained to provide competent First Line End User support, as follows:

a. Maintain Servers.

b. Monitor and respond to alarms associated with the Software.

c. Notify BMI of suspected Software bugs

d. Provide seventy-two (72) hour notification to BMI of any scheduled mail center maintenance that may impact Service.

e. Notify BMI of any fundamental changes in Company’s Architecture that may impact the Software and Service.

f. Provide BMI with the information that is needed by BMI at its reasonable request, in order to provide Company with any technical and customer support services herein.

g. Provide BMI with remote access to Company’s Network for support purposes.

4. ERROR CORRECTIONS. BMI shall have no obligation to correct all errors in the Software. Upon identification of any error, Company shall notify BMI of such error and shall provide BMI with enough information to reproduce the error.

5. OBSOLESCENCE. BMI will provide technical support for the then current production version of the Software (the “Current Version”) and the version immediately prior to the Current Version (the “Prior Release”) (e.g., A version is characterized by an “n.n” format), provided however, that BMI’s obligation to support the Prior Release shall terminate twelve (12) months after the first commercial release of the Current Version. For example, if 5.0 is the Current Version, then versions 5.n and 4.n are supported. Support for version 4.n will be stepped down twelve (12) months following the release of 5.0.

6. EXCLUSIONS. BMI shall not be responsible for correcting any errors not reproducible by BMI on the unmodified Software or Errors caused by: (i) Company’s failure to implement all Updates or Upgrades made available to Company by BMI, (ii) changes to the operating system or environment which adversely affect the Software, (iii) any alterations of or additions to the Software made by parties other than BMI, (iv) use of the Software in a manner for which it was not designed, (v) accident, negligence, or misuse of the Software, or (vi) other software products not supplied by BMI.